Exhibit 4.1

Execution Version

INDENTURE

Dated as of June 3, 2020

Among

COGENT COMMUNICATIONS FINANCE, INC.,

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee,

DEUTSCHE BANK AG, LONDON BRANCH,

as Paying Agent,

and

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Registrar and Authentication Agent

4.375% SENIOR NOTES DUE 2024

TABLE OF CONTENTS

Page

ARTICLE 1 DEFINITIONS AND INCORPORATION BY REFERENCE
Section 1.01 Definitions.	1
Section 1.02 Other Definitions.	17
Section 1.03 Rules of Construction.	17
Section 1.04 Acts of Holders.	18

ARTICLE 2 THE NOTES

Section 2.01 Form and Dating; Terms.	19
Section 2.02 Execution and Authentication.	20
Section 2.03 Registrar and Paying Agent.	21
Section 2.04 Paying Agent to Hold Money in Trust; Paying Agent as Banker.	21
Section 2.05 Holder Lists.	21
Section 2.06 Transfer and Exchange.	22
Section 2.07 Replacement Notes.	32
Section 2.08 Outstanding Notes.	32
Section 2.09 Treasury Notes.	33
Section 2.10 Temporary Notes.	33
Section 2.11 Cancellation.	33
Section 2.12 Defaulted Interest.	33
Section 2.13 ISIN and Common Code Numbers.	34
ARTICLE 3 REDEMPTION

Section 3.01 Special Mandatory Redemption.	34
Section 3.02 Partial Optional Redemption.	34
Section 3.03 [Reserved].	35
Section 3.04 Effect of Notice of Special Mandatory Redemption or Partial Optional Redemption.	34
Section 3.05 [Reserved].	35
Section 3.06 [Reserved].	35
Section 3.07 [Reserved].	35
Section 3.08 Mandatory Redemption; Open-Market Purchases.	35

ARTICLE 4 COVENANTS

Section 4.01 Payment of Principal, Premium and Interest.	35
Section 4.02 Corporate Existence.	35
Section 4.03 [Reserved].	36
Section 4.04 [Reserved].	36
Section 4.05 [Reserved].	36
Section 4.06 [Reserved].	36
Section 4.07 Limitation on Sale of Assets.	36
Section 4.08 [Reserved].	38

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EXHIBITS

Exhibit A	Form of Note
Exhibit B	Form of Certificate of Transfer
Exhibit C	Form of Certificate of Exchange
Exhibit D	Form of Certificate of Acquiring Institutional Accredited Investor

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INDENTURE, dated as of June 3, 2020, among Cogent Communications Finance, Inc., a Delaware corporation (the “Company”), Wilmington Trust, National Association, a national banking association duly organized and existing under the laws of the United States of America, as Trustee, Deutsche Bank AG, London Branch, as Paying Agent, and Deutsche Bank Trust Company Americas, as Registrar and Authentication Agent.

W I T N E S S E T H

WHEREAS, the Company has duly authorized the creation of an issue of €215,000,000 aggregate principal amount of 4.375% Senior Notes due 2024 (the “Notes”);

WHEREAS, the Company has duly authorized the execution and delivery of this Indenture; and

WHEREAS, all things necessary (i) to make the Notes, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and (ii) to make this Indenture a valid agreement of the Company, all in accordance with their respective terms, have been done.

NOW, THEREFORE, the Company, the Trustee, the Paying Agent, the Registrar and the Authentication Agent agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes.

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01               Definitions.

“144A Global Note” means a Global Note substantially in the form of Exhibit A attached hereto, bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Common Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. The terms “controlling,” “controlled by” and “under direct or indirect common control with” will have correlative meanings.

“Agent” means any Registrar, co-registrar, Paying Agent, additional paying agent or Authentication Agent.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Clearing System that apply to such transfer or exchange.

“Asset Sale” means:

(1)       the sale, lease, conveyance or other disposition of any assets of (including Equity Interests owned by) the Company or any Subsidiary; and

(2)       the issuance of Equity Interests (other than to the Company or a Subsidiary and other than directors’ qualifying shares or shares or interests required to be held by foreign nationals or other third parties to the extent required by applicable law) of any Subsidiary

(each of the foregoing referred to in this definition as a “disposition”). For the avoidance of doubt, no transaction contemplated by the Escrow Agreement shall constitute an “Asset Sale” for purposes of this Indenture.

“Authentication Agent” means any Person appointed under Section 2.02 to authenticate the Notes, and shall initially be Deutsche Bank Trust Company Americas.

“Bankruptcy Code” means Title 11 of the United States Bankruptcy Code of 1978, as amended, or any similar federal or state law for the relief of debtors.

“Board of Directors” means as to any Person, the board of directors, board of managers, sole member or managing member or other governing body of such Person, or if such Person is owned or managed by a single entity, the board of directors, board of managers, sole member or managing member or other governing body of such entity, or in each case, any duly authorized committee thereof, and the term “directors” means members of the Board of Directors.

“Board Resolution” means a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors of the Company and to be in full force and effect on the date of such certification.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions are authorized or required by law, regulation or executive order to remain closed in the City of New York, the City of London or, with respect to payments to be made under this Indenture, at a place of payment, and with respect to payments to be made under this Indenture, such day shall also be a date on which the Trans-European Automated Real-time Gross Settlement Express Transfer payment system is open for the settlement of payments.

“Capital Stock” of any Person means any and all shares, interests (including general or limited partnership interests, limited liability company or membership interests or limited liability partnership interests), participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, or any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Equivalents” means:

(1)       U.S. dollars, the national currency of any participating member state of the European Union (as it is constituted on the Issue Date) and such local currencies held by the Company or any Subsidiary from time to time in the ordinary course of business;

(2)       securities issued or directly and fully guaranteed or insured by the government of the United States or any country that is a member of the European Union (as it is constituted on the Issue Date) or any agency or instrumentality thereof, in each case, with maturities not exceeding two years from the date of acquisition;

(3)       certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances, in each case with maturities not exceeding one year and overnight bank deposits, in each case, with any commercial bank having capital and surplus in excess of $500.0 million (or the foreign currency equivalent thereof, and whose long-term debt is rated “A” or the equivalent thereof by Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency));

(4)       repurchase obligations for underlying securities of the types described in clauses (2) and (3) above and clause (6) below entered into with any financial institution or securities dealer of recognized national standing meeting the qualifications specified in clause (3) above;

(5)       commercial paper or variable or fixed rate notes issued by a corporation or other Person (other than an Affiliate of the Company) rated at least “A-2” or “P-2” or the equivalent thereof by Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency) and in each case maturing within one year after the date of acquisition;

(6)       readily marketable direct obligations issued by any state, commonwealth or territory of the United States of America or any political subdivision or taxing authority thereof having Investment Grade Ratings from either Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency), in each case, with maturities not exceeding two years from the date of acquisition;

(7)       Indebtedness issued by Persons with a rating of “A” or higher from S&P or “A-2” or higher from Moody’s (or reasonably equivalent ratings of another internationally recognized ratings agency), in each case, with maturities not exceeding two years from the date of acquisition;

(8)       investment funds investing at least 95.0% of their assets in securities of the types described in clauses (1) through (7) above or (9) and (10) below;

(9)       Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated AAA (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s (or reasonably equivalent ratings of another internationally recognized ratings agency); and

(10)       in the case of Investments by any Subsidiary that is a Foreign Subsidiary or Investments made in a country outside of the United States of America, (x) such local currencies in those countries in which such Foreign Subsidiary transacts business from time to time in the ordinary course of business and (y) Investments of comparable tenor and credit quality to those described in the foregoing clauses (1) through (9) customarily utilized in countries in which such Foreign Subsidiary operates or in which such Investment is made.

“Change of Control” means the occurrence of any of the following:

(1)       the sale, lease or transfer, in one or a series of related transactions, of all or substantially all the assets of the Company and its Subsidiaries, taken as a whole, to a Person; or

(2)       the Company becomes aware of the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) other than Cogent Holdco, in a single transaction or in a series of related transactions, by way of merger, consolidation or other business combination or purchase of Equity Interests or otherwise, of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision, except that a Person shall be deemed to have “beneficial ownership” of any securities that such Person has the right to acquire upon conversion of, or the exercise of rights under, other securities, whether such right is exercisable immediately or only after the passage of time), of Voting Stock of the Company representing 50.0% or more of the total voting power of the Voting Stock of the Company; or

(3)       the adoption of a plan of liquidation or dissolution of the Company.

For the avoidance of doubt, no transaction contemplated by the Escrow Agreement shall constitute an “Asset Sale” for purposes of this Indenture.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Ratings Decline with respect to the Notes.

“Clearing System” means each of Euroclear and Clearstream.

“Clearstream” means Clearstream Banking, S.A., or any successor securities clearing agency.

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.

“Cogent Communications Group” means Cogent Communications Group, Inc., a Delaware corporation and its successors.

“Cogent Holdco” means Cogent Communications Holdings, Inc., a Delaware corporation, and its successors.

“Common Depositary” means a depositary common to Euroclear and Clearstream, being initially Deutsche Bank AG, London Branch, until a successor Common Depositary, if any, shall have become such pursuant to this Indenture, and thereafter “Common Depositary” shall mean or include such Person who is then a Common Depositary hereunder.

“Consolidated Cash Flow” means, for any period, the Consolidated Net Income of the Company for such period, plus:

(1)       provision for taxes based on income or profits of the Company and the Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(2)       Fixed Charges of the Company and the Subsidiaries for such period, to the extent that any such Fixed Charges were deducted in computing such Consolidated Net Income; plus

(3)       depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of the Company and the Subsidiaries for such period to the extent that such depreciation, amortization or other non-cash expenses were deducted in computing Consolidated Net Income; minus

(4)       non-cash items increasing Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business;

in each case, on a consolidated basis and determined in accordance with GAAP.

Notwithstanding the preceding, the provision for taxes based on the income or profits of a Subsidiary, and the Fixed Charges of and the depreciation and amortization and other non-cash expenses of a Subsidiary, will be added to Consolidated Net Income to compute Consolidated Cash Flow of the Company (A) in the same proportion that the net income (loss) of such Subsidiary was added to compute Consolidated Net Income of the Company and (B) only to the extent that a corresponding amount would be permitted at the date of determination to be dividended or distributed to the Company by such Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter or any agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

“Consolidated Net Income” means, for any period, the aggregate of the net income (loss) of the Company and the Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1)       the net income (loss) of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid in cash (or converted into cash) to the Company or a Subsidiary;

(2)       the net income (but not the net loss) of any Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that net income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its equityholders;

(3)       the net income (loss) of any Person acquired during the specified period for any period prior to the date of such acquisition will be excluded;

(4)       the net income (loss) of any Person that is not a Subsidiary on a consolidated basis allocable to minority interests in unconsolidated Persons or Subsidiaries to the extent that cash dividends or distributions have not actually been received by such a Person or one of its consolidated Subsidiaries will be excluded;

(5)       any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with (a) any sale of assets outside the ordinary course of business of the Company or (b) the disposition of any securities by the Company or a Subsidiary or the extinguishment of any Indebtedness of the Company or any Subsidiary will be excluded;

(6)       any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss, will be excluded;

(7)       any non-cash compensation expense realized for grants of restricted stock, performance shares, stock options or other rights with respect to equity to officers, directors and employees of the Company and any Subsidiary will be excluded; provided that such shares, options or other rights can be redeemed at the option of the holder only for Capital Stock (other than Disqualified Stock of the Company); and

(8)       the cumulative effect of a change in accounting principles will be excluded.

“continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.

“Corporate Trust Office of the Trustee” means the principal office of the Trustee at which at any time its corporate trust business related to this Indenture shall be administered, which office at the date hereof is located at 246 Goose Lane, Suite 105, Guilford, CT 06437, Attention: Cogent Administrator, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06(c) or (e), substantially in the form of Exhibit A hereto, except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by the Company or any of its Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate, less the amount of Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person that (i) by its terms, (ii) by the terms of any security into which it is convertible or for which it is exchangeable or (iii) by contract or otherwise, is, or upon the happening of any event or passage of time would be, required to be redeemed on or prior to the date that is 91 days after the earlier of the date on which the Notes mature and the date the Notes are no longer outstanding, or is redeemable at the option of the holder thereof, in any such case on or prior to such date; provided that only the portion of Capital Stock that so matures or is mandatorily redeemable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock; provided, further, that if such Capital Stock is issued to any employee or to any plan for the benefit of employees of the Company or its Subsidiaries or a direct or indirect parent of the Company or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company or its Subsidiaries or a direct or indirect parent of the Company in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability; provided, further, that any class of Capital Stock of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Capital Stock that is not Disqualified Stock shall not be deemed to be Disqualified Stock. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if (i) the “asset sale” or “change of control” provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the covenants described in Sections 4.07 and 4.09 and (ii) such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Company’s repurchase of such Notes as are required to be repurchased pursuant to the covenants described in Sections 4.07 and 4.09. The term “Disqualified Stock” will also include any options, warrants or other rights that are convertible into Disqualified Stock or that are redeemable at the option of the holder, or are required to be redeemed, prior to the date that is 91 days after the date on which the Notes mature.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any Capital Stock that arises only by reason of the happening of a contingency or any debt security that is convertible into, or exchangeable for, Capital Stock).

“Escrow Account” means a segregated account that includes only cash and Cash Equivalents or any combination thereof, the proceeds thereof and interest earned thereon, held for the benefit of the Trustee and the Holders of the Notes pursuant to the terms of the Escrow Agreement.

“Escrow Agent” means Deutsche Bank Trust Company Americas or its successors.

“Escrow Agreement” means the escrow agreement, dated as of June 3, 2020, among the Company, Cogent Holdco, the Trustee and the Escrow Agent.

“Escrow Property” has the meaning ascribed to such term in the Escrow Agreement.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear System, or any successor securities clearing agency.

“Exchange Act” means the U.S. Securities and Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Existing Cogent Communications Group Euro Indenture” means the indenture, dated as of June 25, 2019, under which €135,000,000 aggregate principal amount of Cogent Communications Group’s 4.375% Senior Notes due 2024 issued were issued.

“Existing Indentures” means, collectively, (x) the indenture, dated as of February 20, 2015, as supplemented by the First Supplemental Indenture, dated as of December 3, 2016, and the Second Supplemental Indenture, dated as of August 20, 2018, among Cogent Communications Group, the guarantors party thereto and Wilmington Trust, National Association, as trustee, governing Cogent Communication Group’s 5.375% Senior Secured Notes and (y) the Existing Cogent Communications Group Euro Indenture.

“Fair Market Value” means the price that would be negotiated in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Board of Directors of the Company or a direct or indirect parent of the Company, whose determination will be conclusive for all purposes under this Indenture.

“Finance Lease Obligation” means, at the time any determination thereof is to be made, an obligation that is required to be classified and accounted for as a financing lease (and, for the avoidance of doubt, not a straight-line or operating lease) on both the balance sheet and income statement for financial reporting purposes in accordance with GAAP as in effect on the Issue Date, and the amount of Indebtedness represented thereby at such time shall be the amount of the liability in respect thereof that would at that time be required to be reflected as a liability on a balance sheet in accordance with GAAP as in effect on the Issue Date.

“Fitch” means Fitch Ratings, Inc. or any successor to the rating agency business thereof.

“Fixed Charges” means, for any period, the sum, without duplication, of:

(1)       the consolidated interest expense of the Company and the Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Finance Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations; plus

(2)       to the extent not included within clause (1) of this definition of “Fixed Charges,” the consolidated interest of the Company and the Subsidiaries that was capitalized during such period; plus

(3)       any interest expense on Indebtedness of another Person that is Guaranteed by the Company or one of the Subsidiaries or secured by a Lien on assets of the Company or a Subsidiary, whether or not such Guarantee or Lien is called upon; plus

(4)       the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of Disqualified Stock of the Company or a Subsidiary or Preferred Stock of a Subsidiary, other than dividends on Equity Interests payable solely in Equity Interests (other than Disqualified Stock) of the Company or to the Company or a Subsidiary, and (b) a fraction, the numerator of which is one and the denominator of which is one minus the then-current combined federal, state and local statutory tax rate of the Company of such Disqualified Stock or Preferred Stock, expressed as a decimal;

in each case, on a consolidated basis and in accordance with GAAP.

“Foreign Subsidiary” means (1) a Subsidiary not organized or existing under the laws of the United States of America, any state thereof or the District of Columbia, (2) any Subsidiary that has no material assets other than equity interests or debt issued by one or more “controlled foreign corporations” under Section 956 of the Code and (3) any direct or indirect Subsidiary of any Subsidiary that is described in the preceding clause (1) or (2).

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, in the opinions and pronouncements of the Public Company Accounting Oversight Board and in the statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as have been approved by a significant segment of the accounting profession (except as set forth in the definition of “Finance Lease Obligations”). In addition, for purposes of this Indenture, all references to codified accounting standards specifically named herein shall be deemed to include any successor, replacement, amended or updated accounting standard under GAAP.

“Global Note Legend” means the legend set forth in Section 2.06(f)(ii), which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of, and registered in the name of, the Common Depositary or its nominee, substantially in the form of Exhibit A hereto and that bears the Global Note Legend and has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Section 2.01, 2.06(b), 2.06(d) or 2.06(i).

“Government Securities” means securities that are direct obligations of, or obligations guaranteed by, any country that is a member of the European and Monetary Union (including any agency or instrumentality thereof) for the payment of which obligations or guarantees the full faith and credit of such country is pledged and that are not callable or redeemable at the issuer’s option.

“Guarantee” means, as to any Person, a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner, including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness of another Person, but excluding endorsements for collection or deposit in the normal course of business.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1)       any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement;

(2)       any commodity forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement;

(3)       any foreign exchange contract, currency swap agreement or other similar agreement or arrangement; and

(4)       other agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates or commodity prices.

“Holder” means a Person in whose name a Note is registered on the Registrar’s books. For the avoidance of doubt, no Holder of Tack-On Notes will be considered a “Holder” for purposes of this Indenture.

“IAI Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Common Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes resold to Institutional Accredited Investors.

“Incur” means, with respect to any Indebtedness, Capital Stock or Lien, to incur, create, issue, assume, Guarantee or otherwise become directly or indirectly liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness, Capital Stock or Lien (the terms “Incurrence” and “Incurred” have correlative meanings); provided that any Indebtedness, Capital Stock or Lien of a Person existing at the time such Person becomes a Subsidiary will be deemed to be Incurred by such Person at the time it becomes a Subsidiary.

“Indebtedness” means, with respect to any specified Person, whether or not contingent:

(1)       all indebtedness of such Person in respect of borrowed money;

(2)       all obligations of such Person evidenced by bonds, notes, debentures or similar instruments;

(3)       all obligations of such Person in respect of banker’s acceptances, letters of credit or similar instruments (or, without duplication, reimbursement obligations in respect thereof);

(4)       all Finance Lease Obligations of such Person (including any IRU that constitutes a Finance Lease Obligation);

(5)       all obligations of such Person in respect of the deferred and unpaid balance of the purchase price of any property or services, except any such balance that constitutes an accrued expense or trade payable;

(6)       all Hedging Obligations of such Persons;

(7)       all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person); provided that the amount of such Indebtedness will be the lesser of (A) the Fair Market Value of such asset at such date of determination and (B) the amount of such Indebtedness; and

(8)       to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person;

provided that the foregoing shall only constitute Indebtedness if and to the extent that such items (other than letters of credit and Hedging Obligations) would appear as a liability on a balance sheet of such Person prepared in accordance with GAAP.

The term “Indebtedness” shall not include Indebtedness of any direct or indirect parent of the Company appearing on the balance sheet of the Company solely by reason of push-down accounting.

Notwithstanding the above provisions, in no event shall the following constitute Indebtedness:

(i)	contingent obligations Incurred in the ordinary course of business or consistent with past practices;

(ii)	Obligations under or in respect of Receivables Financings or any operating lease, straight-line lease or other lease obligation (including any IRU that does not constitute a Finance Lease Obligation) that is not required to be accounted for as a finance lease on both the balance sheet and the income statement for financial reporting purposes in accordance with GAAP as in effect on the Issue Date;

(iii)	any balance that constitutes a trade payable, accrued expense or similar obligation to a trade creditor, in each case, Incurred in the ordinary course of business;

(iv)	intercompany liabilities that would be eliminated on the consolidated balance sheet of the Company and its consolidated Subsidiaries;

(v)	prepaid or deferred revenue arising in the ordinary course of business;

(vi)	any of the following to the extent not constituting a line of credit (other than an overnight draft facility that is not in default): automated clearing house transactions, treasury and/ or cash management services, including, without limitation, treasury, depository, overdraft, credit, purchasing or debit card, non-card e-payables services, electronic funds transfer, treasury management services (including controlled disbursement services, overdraft automatic clearing house fund transfer services, return items and interstate depository network services), other demand deposit or operating account relationships, foreign exchange facilities and merchant services, in each case, entered into in ordinary course of business;

(vii)	obligations, to the extent such obligations would otherwise constitute Indebtedness, under any agreement that has been defeased or satisfied and discharged pursuant to the terms of such agreement;

(viii)	for the avoidance of doubt, any obligations in respect of workers’ compensation claims, early retirement or termination obligations of employees, deferred compensatory or employee or director equity plans pension fund obligations or contributions or similar claims, obligations or contributions or social security or wage taxes; or

(ix)	Capital Stock.

The amount of any Indebtedness outstanding as of any date will be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation. The amount of any Indebtedness described in clauses (1) and (2) of the third preceding paragraph will be:

(1)	the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and

(2)	the principal amount thereof in the case of any other Indebtedness.

For purposes of determining any particular amount of Indebtedness, Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included.

“Indenture” means this indenture, as amended or supplemented from time to time.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Purchaser” means the initial purchaser party to the purchase agreement entered into in connection with the offer and sale of the Notes.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.

“Interest Payment Date” means June 30 and December 30 of each year to June 30, 2024.

“IRU” means an indefeasible right to use dark fiber optic or other transmission technology, such as those to which the Company and the Subsidiaries are currently a party, without regard to the accounting treatment of any such arrangement.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by Fitch or S&P, or an equivalent rating by any other Rating Agency.

“Investments” means, with respect to any Person, all direct or indirect investments in another Person in the form of loans or other extensions of credit (including Guarantees), advances, capital contributions (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others) (excluding accounts receivable, credit card and debit card receivables, trade credit and advances or other payments to customers, dealers, suppliers and distributors and payroll, commission, travel and similar advances to officers, employees and consultants made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by such Person, together with all items that are or would be required to be classified as investments on a balance sheet prepared in accordance with GAAP.

“Issue Date” means June 3, 2020, the first date the Notes are to be issued under this Indenture.

“joint venture” means any joint venture or similar arrangement (in each case, regardless of legal formation), including collaboration arrangements, profit sharing arrangements or other contractual arrangements.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Net Available Cash” means the aggregate proceeds, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not the interest component, thereof), received in Cash Equivalents by the Company or any Subsidiary in respect of any Asset Sale (including, without limitation, any Cash Equivalents received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of (1) the direct costs relating to such Asset Sale, including, without limitation, legal, accounting, investment banking, and brokerage fees, sales commissions, and any relocation expenses incurred as a result thereof, (2) taxes paid or payable as a result thereof, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements relating to such Asset Sale, (3) in the case of any Asset Sale by a Subsidiary, payments to holders of Equity Interests in such Subsidiary in such capacity (other than such Equity Interests held by the Company or any Subsidiary) to the extent that such payment is required to permit the distribution of such proceeds in respect of the Equity Interests in such Subsidiary held by the Company or any Subsidiary, (4) amounts required to be applied to the repayment of principal and interest on Indebtedness that is secured by such assets and is required to be paid as a result of such transaction, together with any applicable penalties, interest or breakage costs, other than Indebtedness owed to the Company or any Subsidiary and (5) appropriate amounts to be provided by the Company or the Subsidiaries as a reserve against liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in accordance with GAAP; provided that (a) excess amounts set aside for payment of taxes pursuant to clause (2) above remaining after such taxes have been paid in full or the statute of limitations therefor has expired and (b) amounts initially held in reserve pursuant to clause (5) above no longer so held, will, in the case of each of subclause (a) and (b), at that time become Net Available Cash.

“Non-U.S. Person” means a Person who is not a U.S. Person (as defined in Regulation S).

“Notes” has the meaning assigned to it in the recitals to this Indenture.

“Obligations” with respect to any Indebtedness means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing such Indebtedness (including all interest, fees and other amounts accruing during any insolvency proceeding, regardless of whether or not allowed or allowable in such proceeding); provided that Obligations with respect to the Notes shall not include fees or indemnification in favor of other third parties other than the Trustee and the Holders of the Notes.

“Offer to Purchase” means an offer by the Company to purchase Notes from the Holders commenced by mailing (or sending electronically, or otherwise in accordance with the procedures of the applicable Clearing System) a notice to the Trustee and each Holder (with a copy to the Paying Agent) stating:

(1)       the provision of this Indenture pursuant to which the offer is being made and that all Notes validly tendered will be accepted for payment on a pro rata basis;

(2)       the purchase price and the date of purchase, which shall be a Business Day no earlier than 10 days nor later than 60 days from the date such notice is delivered (unless delivered in advance of the occurrence of a Change of Control) (the “Payment Date”);

(3)       that any Note not tendered will continue to accrue interest pursuant to its terms;

(4)       that, unless the Company defaults in the payment of the purchase price, any Note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest on and after the Payment Date;

(5)       that Holders electing to have a Note purchased pursuant to the Offer to Purchase will be required to surrender the Note, together with the completed form entitled “Option of the Holder to Elect Purchase” on the reverse side of the Note completed, to the Company or Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Payment Date;

(6)       that Holders will be entitled to withdraw their election if the Company or Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Payment Date, a facsimile transmission or letter setting forth the name of such Holder, the principal amount of Notes delivered for purchase and a statement that such Holder is withdrawing its election to have such Notes purchased;

(7)       that Holders whose Notes are being purchased only in part (other than a Global Note) will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of €100,000 or an integral multiple of €1,000 in excess thereof (or such lower denomination as may be permitted by the applicable Clearing System);

(8)       if such notice is delivered prior to the occurrence of a Change of Control Triggering Event, stating that the Offer to Purchase is conditional on the occurrence of such Change of Control Triggering Event; and

(9)       the other instructions determined by the Company, consistent with this covenant, that a Holder must follow in order to have its Notes purchased.

On the Payment Date, the Company shall (a) accept for payment on a pro rata basis Notes or portions thereof validly tendered and not validly withdrawn pursuant to an Offer to Purchase; (b) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so accepted; and (c) deliver, or cause to be delivered, to the Trustee, the Paying Agent or the Registrar all Notes or portions thereof so accepted together with an Officer’s Certificate specifying the Notes or portions thereof accepted for payment by the Company. The Paying Agent shall promptly deliver to the Holders of Notes so accepted payment in an amount equal to the purchase price, and the Trustee (or Authentication Agent) shall (except with respect to a Global Note) promptly authenticate and deliver to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of €100,000 or an integral multiple of €1,000 in excess thereof (or such lower denomination as may be permitted by the applicable Clearing System). The Company will announce the results of an Offer to Purchase as soon as practicable after the Payment Date. The Company will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder, to the extent such laws and regulations are applicable, in the event that the Company is required to repurchase Notes pursuant to an Offer to Purchase. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture relating to an Offer to Purchase, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under such provisions of this Indenture by virtue of such conflict.

While the Notes are in global form and the Company makes an Offer to Purchase, a Holder of the Notes may exercise its option to elect for the purchase of the Notes to be made through the facilities of the applicable Clearing System in accordance with the rules and regulations thereof.

“Offering Memorandum” means the offering memorandum relating to the sale of the Notes, dated May 19, 2020.

“Officer” means, with respect to any Person, the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice President of such Person (or of any direct or indirect parent, general partner, managing member or sole member of such Person) or any individual designated as an “Officer” for purposes of this Indenture by the Board of Directors of such Person (or the Board of Directors of any direct or indirect parent, general partner, managing member or sole member of such Person).

“Officer’s Certificate” means a certificate signed on behalf of the Company or a direct or indirect parent of the Company by an Officer of the Company or such parent that meets the requirements of this Indenture.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee (who may be counsel to or an employee of the Company) and that meets the requirements of this Indenture.

“Outside Date” means June 12, 2020.

“Partial Optional Redemption Price” means an amount equal to 100.0% of the aggregate principal amount of the Notes redeemed in a Partial Optional Redemption, plus accrued and unpaid interest thereon to, but excluding, the Tack-On Notes Exchange Date.

“Participant” means, with respect to Euroclear or Clearstream, a Person who has an account with Euroclear or Clearstream, respectively.

“Permitted Business” means any business conducted or proposed to be conducted (as described in Section 4.17) by the Company and the Subsidiaries on the Issue Date, and other businesses or activities reasonably similar, related, complementary or ancillary thereto, or an extension, development or expansion of, the businesses in which the Company or any of its Subsidiaries is engaged on the Issue Date.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, or government or any agency or political subdivision thereof or any other entity.

“Preferred Stock” means, with respect to any Person, any Equity Interest of such Person that has preferential rights to any other Equity Interest of such Person with respect to dividends or redemptions upon liquidation.

“Private Placement Legend” means the legend set forth in Section 2.06(f)(i) to be placed on all Notes issued under this Indenture, except where otherwise permitted by the provisions of this Indenture.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Qualified Receivables Financing” means any Receivables Financing; provided that all obligations in respect of a Qualified Receivables Financing shall be treated as Indebtedness hereunder.

“Rating Agencies” means S&P, Moody’s and Fitch; provided, that if S&P, Moody’s or Fitch (or all) shall cease issuing a rating on the Notes for reasons outside the control of the Company, the Company may select a nationally recognized statistical rating agency to substitute for S&P, Moody’s or Fitch (or all).

“Ratings Decline” means the occurrence of a decrease in the rating of the Notes by one or more gradations by Moody’s, S&P or Fitch (including gradations within the rating categories as well as between categories), within 60 days before or after the earlier of (x) a Change of Control, (y) the date of public notice of the occurrence of a Change of Control or (z) public notice of the intention of the Company to effect a Change of Control (which 60-day period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by Moody’s, S&P or Fitch).

“Receivables Assets” means accounts receivable (whether now existing or arising in the future) of the Company or any of its Subsidiaries, and all collateral securing such accounts receivable, all contracts and all guarantees or other payment support obligations (including, without limitation, letters of credit, promissory notes or trade credit insurance) in respect of such accounts receivable, proceeds of such accounts receivable and other assets that are customarily transferred or in respect of which security interests are customarily granted in connection with non-recourse asset securitization or factoring transactions involving accounts receivable and any Hedging Obligations entered into by the Company or any such Subsidiary in connection with such accounts receivable.

“Receivables Financing” means any transaction or series of transactions that may be entered into by the Company or any of its Subsidiaries pursuant to which the Company or any of its Subsidiaries may sell, convey or otherwise transfer Receivables Assets to (a) a Receivables Subsidiary (in the case of a transfer by the Company or any of its Subsidiaries), and (b) any other Person (in the case of a transfer by a Receivables Subsidiary).

“Receivables Repurchase Obligation” means any obligation of a seller of receivables in a Qualified Receivables Financing to repurchase receivables arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Receivables Subsidiary” means a Subsidiary of the Company (or another Person formed for the purposes of engaging in a Qualified Receivables Financing with the Company in which the Company or any Subsidiary of the Company makes an Investment and to which the Company or any Subsidiary of the Company transfers Receivables Assets) that engages in no activities other than in connection with the purchase, acquisition and financing of Receivables Assets, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the Board of Directors of the Company (as provided below) as a Receivables Subsidiary, and:

(a)       no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is Guaranteed by the Company or any other Subsidiary of the Company (other than a Receivables Subsidiary) (excluding Guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates the Company or any other Subsidiary of the Company (other than a Receivables Subsidiary)in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset of the Company or any other Subsidiary of the Company (other than a Receivables Subsidiary), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

(b)       with which neither the Company nor any other Subsidiary of the Company (other than a Receivables Subsidiary) has any material contract, agreement, arrangement or understanding other than on terms which the Company reasonably believes to be no less favorable to the Company or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company; and

(c)       to which neither the Company nor any other Subsidiary of the Company (other than a Receivables Subsidiary) has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing conditions.

“Record Date” for the interest payable on any applicable Interest Payment Date means June 15 or December 15 (whether or not a Business Day) immediately preceding such Interest Payment Date.

“Redemption Date” when used with respect to any Note to be redeemed pursuant to any provision in this Indenture means the date fixed for such redemption pursuant to this Indenture.

“Reference Period” means, at any time of determination, the most recent period of four consecutive fiscal quarters of the Company ended on or prior to such time (taken as one accounting period) in respect of which financial statements for each such quarter or fiscal year are internally available (as determined in good faith by the Company or any direct or indirect parent of the Company).

“Refinancing Transaction” has the description assigned to it under “Summary—Refinancing Transaction” in the Offering Memorandum.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Regulation S Temporary Global Note or a Regulation S Permanent Global Note, as appropriate, issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 903 or resold in reliance on Rule 904.

“Regulation S Permanent Global Note” means a permanent Global Note substantially in the form of Exhibit A hereto, bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Common Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the Restricted Period.

“Regulation S Temporary Global Note” means a temporary Global Note in the form of Exhibit A hereto, bearing the Global Note Legend, Private Placement Legend and the Regulation S Temporary Global Note Legend and deposited with or on behalf of, and registered in the name of, the Common Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

“Regulation S Temporary Global Note Legend” means the legend set forth in Section 2.06(f)(iii) to be placed on the Regulation S Temporary Global Note.

“Replacement Assets” means (1) assets that will be used or useful in a Permitted Business, (2) substantially all the assets of a Permitted Business, or (3) a majority of the Voting Stock of any Person engaged in a Permitted Business that will become on the date of acquisition thereof a Subsidiary.

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee (or any successor group of the Trustee), including any vice president, assistant vice president, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person’s knowledge of and familiarity with the particular subject and in each case who shall have direct responsibility for the administration of this Indenture.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Payment” means any direct or indirect (i) declaration or payment of any dividend or any other payment or distribution with respect to any of the Company’s or any Subsidiary’s Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any Subsidiary (other than dividends, payments or distributions (x) payable in Equity Interests (other than Disqualified Stock) of the Company or (y) to the Company or a Subsidiary), (ii) purchase, redemption, acquisition or retirement for value of (including, without limitation, in connection with any merger or consolidation involving the Company or any Subsidiary) any Equity Interests of the Company or (iii) Investments.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 of Regulation S promulgated under the Securities Act.

“Rule 904” means Rule 904 of Regulation S promulgated under the Securities Act.

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, or any successor to the rating agency business thereof.

“SEC” means the U.S. Securities and Exchange Commission or any governmental authority succeeding to any of its principal functions.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Significant Subsidiary” means with respect to any Person, any Subsidiary that would constitute a “significant subsidiary” within the meaning of Article 1 of Regulation S-X of the Securities Act.

“Special Mandatory Redemption Price” means 100.0% of the aggregate offering price of the Notes, plus accrued and unpaid interest and additional amounts, if any, from the Issue Date to, but not including, the Special Mandatory Redemption Date.

“Standard Securitization Undertakings” means representations, warranties, covenants, indemnities and guarantees of performance entered into by the Company or any Subsidiary of the Company which the Company or a direct or indirect parent of the Company has determined in good faith to be customary in a Receivables Financing, including, without limitation, those relating to the servicing of the assets of a Receivables Subsidiary, it being understood that any Receivables Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.

“Stated Maturity” means, with respect to any Indebtedness, the date on which the final payment of principal of such Indebtedness was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any Person:

(1)       a corporation a majority of whose Voting Stock is at the time owned or controlled, directly or indirectly, by such Person, one or more Subsidiaries thereof, or such Person and one or more Subsidiaries thereof; and

(2)       any other Person (other than a corporation), including, without limitation, a partnership, limited liability company, business trust or joint venture, in which such Person, one or more Subsidiaries thereof or such Person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof, has at least a majority ownership interest entitled to vote in the election of directors, managers or trustees thereof (or other Person performing similar functions).

“Tack-On Notes” means 4.375% Senior Notes due 2024 of Cogent Communications Group that will be issued as “Additional Notes” under the Existing Cogent Communications Group Euro Indenture in exchange for an equal aggregate principal amount of the Notes and accrued interest thereon as part of the Tack-On Notes Exchange.

“Trustee” means Wilmington Trust, National Association, as trustee, until a successor replaces it in accordance with Section 7.08, and thereafter means the successor serving hereunder.

“Unrestricted Definitive Note” means one or more Definitive Notes that do not bear, and are not required to bear, the Private Placement Legend.

“Unrestricted Global Note” means a Global Note that does not bear, and is not required to bear, the Private Placement Legend.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

Section 1.02               Other Definitions.

Term	Defined in Section
“Additional Amounts”	4.14
“Authentication Order”	2.02
“Company”	Preamble
“Disposition”	1.01 (Asset Sale)
“Event of Default”	6.01(a)
“Excess Proceeds”	4.07(c)
“Judgment Currency”	12.14
“Note Register”	2.03
“Partial Optional Redemption”	3.02
“Partial Optional Redemption Notice”	3.02
“Paying Agent”	2.03
“Payment Date”	1.01 (Offer to Purchase)
“Payment Default”	6.01(a)(4)(a)
“Registrar”	2.03
“Required Currency”	12.14
“Reversion Date”	4.15(b)
“Special Mandatory Redemption”	3.01
“Special Mandatory Redemption Date”	3.01
“Special Mandatory Redemption Event”	3.01
“Special Redemption Notice”	3.01
“Tack-On Notes Exchange”	2.06(j)
“Tack-On Notes Exchange Date”	2.06(j)
“Tax”	4.14
“United States”	4.14
“United States person”	4.14

Section 1.03               Rules of Construction.

Unless the context otherwise requires:

(a)                 a term has the meaning assigned to it;

(b)                an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)                 “or” is not exclusive;

(d)                words in the singular include the plural, and in the plural include the singular;

(e)                 “will” shall be interpreted to express a command;

(f)                  provisions apply to successive events and transactions;

(g)                references to sections of, or rules under, the Securities Act or the Exchange Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;

(h)                unless the context otherwise requires, any reference to an “Article,” “Section” or “clause” refers to an Article, Section or clause, as the case may be, of this Indenture;

(i)                  the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section, clause or other subdivision;

(j)                  “including” means “including without limitation”;

(k)                “$,” “dollars” and “U.S. dollars” each refer to U.S. dollars, or such other money of the United States of America that at the time of payment is legal tender for payment of public and private debts;

(l)                  “euros” and “€” each refer to the single currency of the participating member states of the European Union introduced in accordance with the provisions of Article 109(i)4 of the EU Treaty; and

(m)               signatures of the parties hereto transmitted by facsimile, .pdf or other electronic means shall be deemed to be their original signatures for all purposes. Unless otherwise provided herein, the words “execute,” “execution,” “signed” and “signature” and words of similar import used in or related to any document to be signed in connection with this Indenture or any of the transactions contemplated hereby (including amendments, waivers, consents and other modifications) shall be deemed to include electronic signatures and the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature in ink or the use of a paper-based recordkeeping system, as applicable, to the fullest extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other similar state laws based on the Uniform Electronic Transactions Act; provided that, notwithstanding anything herein to the contrary, the Trustee is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Trustee pursuant to reasonable procedures approved by the Trustee.

Section	1.04 Acts of Holders.

(a)                 Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Company. Proof of execution of any such instrument or of a writing appointing any such agent, or the holding by any Person of a Note, shall be sufficient for any purpose of this Indenture and (subject to Section 7.01) conclusive in favor of the Trustee, the Company and such agent, if made in the manner provided in this Section 1.04.

(b)                The ownership of Notes shall be proved by the Note Register.

(c)                 Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of any action taken, suffered or omitted by the Trustee, the Company or any Agent in reliance thereon, whether or not notation of such action is made upon such Note.

(d)                The Company may set a record date for purposes of determining the identity of Holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or take any other act, or to vote or consent to any action by vote or consent authorized or permitted to be given or taken by Holders. Unless otherwise specified, if not set by the Company prior to the first solicitation of a Holder made by any Person in respect of any such action, or in the case of any such vote, prior to such vote, any such record date shall be the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation.

(e)                 Without limiting the foregoing, a Holder entitled to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents, each of which may do so pursuant to such appointment with regard to all or any part of such principal amount. Any notice given or action taken by a Holder or its agents with regard to different parts of such principal amount pursuant to this clause (e) shall have the same effect as if given or taken by separate Holders of each such different part.

(f)                  Without limiting the generality of the foregoing, a Holder, including the Common Depositary, that is the Holder of a Global Note may make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, and the Common Depositary, as the Holder of a Global Note, may provide its proxy or proxies to the beneficial owners of interests in any such Global Note through the applicable Clearing System’s standing instructions and customary practices.

(g)                The Company may fix a record date for the purpose of determining the Persons who are beneficial owners of interests in any Global Note held by the Common Depositary entitled under the procedures of the applicable Clearing System to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders. If such a record date is fixed, the Holders on such record date or their duly appointed proxy or proxies, and only such Persons, shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such Holders remain Holders after such record date. No such request, demand, authorization, direction, notice, consent, waiver or other action shall be valid or effective if made, given or taken more than 90 days after such record date.

ARTICLE 2

THE NOTES

Section 2.01               Form and Dating; Terms.

(a)                 General. The Notes and the Trustee’s (or Authentication Agent’s) certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rules or usage. Each Note shall be dated the date of its authentication. The Notes shall be in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof.

(b)                Global Notes. Notes issued in global form shall be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified in the “Schedule of Exchanges of Interests in the Global Note” attached thereto and each shall provide that it shall represent up to the aggregate principal amount of Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as applicable, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Registrar in accordance with instructions given by the Holder thereof as required by Section 2.06.

(c)                 Temporary Global Notes. Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Global Note, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Common Depositary and registered in the name of the Common Depositary or the nominee of the Common Depositary for the accounts of designated agents holding on behalf of the applicable Clearing System, duly executed by the Company and authenticated by the Trustee (or Authentication Agent) as hereinafter provided.

(i)              During the Restricted Period, beneficial ownership interests in Regulation S Temporary Global Notes may only be sold, pledged or transferred (A) to the Company, (B) in an offshore transaction in accordance with Rule 904 (other than a transaction resulting in an exchange for an interest in a Regulation S Permanent Global Note) or (C) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any State of the United States; and beneficial interests in a 144A Global Note may be transferred to a Person who takes delivery in the form of an interest in a Regulation S Global Note, whether before or after the expiration of the Restricted Period, only if the transferor first delivers to the Registrar a written certificate to the effect that such transfer is being made in accordance with Rule 903 or 904 or Rule 144 (if applicable).

(ii)               Within a reasonable period after expiration or termination of the Restricted Period, beneficial interests in each Regulation S Temporary Global Note shall be exchanged for beneficial interests in a Regulation S Permanent Global Note upon delivery to the Common Depositary of the certification of compliance and the transfer of applicable Notes pursuant to the Applicable Procedures. Simultaneously with the authentication of the corresponding Regulation S Permanent Global Note, the Registrar shall cancel the corresponding Regulation S Temporary Global Note. The aggregate principal amount of a Regulation S Temporary Global Note and a Regulation S Permanent Global Note may from time to time be increased or decreased by adjustments made on the records of the Registrar and the Common Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

(iii)               Notwithstanding anything to the contrary in Section 2.06, a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (X) the expiration of the Restricted Period and (Y) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B), except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

(d)                Terms. The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and each of the Company, the Paying Agent, the Registrar, the Authentication Agent and the Trustee, by their execution and delivery of this Indenture, expressly agrees to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

The Notes shall be subject to repurchase by the Company pursuant to an offer as provided in Section 4.07 or Section 4.09. The Notes shall not be redeemable, other than as provided in Article 3.

(e)                 Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream shall be applicable to transfers of beneficial interests in the Global Notes that are held by Participants through Euroclear or Clearstream.

Section 2.02               Execution and Authentication.

At least one Officer shall execute the Notes on behalf of the Company by manual or facsimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

A Note shall not be entitled to any benefit under this Indenture or be valid or obligatory for any purpose until authenticated substantially in the form provided for in Exhibit A attached hereto, by the manual signature of the Trustee or Authentication Agent. The signature shall be conclusive evidence that the Note has been duly authenticated and delivered under this Indenture.

On the Issue Date, the Trustee (or Authentication Agent) shall, upon receipt of the Company’s order (an “Authentication Order”) signed by one Officer, authenticate and deliver the Notes. Such Authentication Order shall specify the amount of the Notes to be authenticated.

The Trustee may appoint an authentication agent acceptable to the Company to authenticate Notes. An authentication agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authentication agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

Section 2.03               Registrar and Paying Agent.

The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”), which shall initially be the office of Deutsche Bank AG, London Branch set forth below. The Registrar shall keep a register of the Notes (“Note Register”) and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar without prior notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee (or such entity designated by the Trustee) shall act as such and any presentation may be made at the Corporate Trust Office of the Trustee (or the office of such designee). The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

The Company initially appoints (i) the office of Deutsche Bank AG, London Branch, located at Winchester House, 1 Great Winchester Street, London, EC2N 2DB, United Kingdom, as the Paying Agent and (ii) the office of Deutsche Bank Trust Company Americas, located at 60 Wall Street, 24th Floor, New York, New York 10005, as Registrar and Authentication Agent for the Notes and as agent for services of notices and demands in connection with the Notes, and each hereby accepts such appointment. The rights, powers, duties and obligations and actions of each Agent under this Indenture are several and not joint or joint and several.

Section 2.04               Paying Agent to Hold Money in Trust; Paying Agent as Banker.

The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold as banker for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and will notify the Trustee, in writing, of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee (or such entity designated by the Trustee) shall serve as Paying Agent for the Notes. The Paying Agent shall hold any funds received by them in connection with this Indenture as any other banker.

The Company shall before 10:00 a.m. (London time) on the Business Day prior to the day on which the Paying Agent is to receive payment, procure that the bank effecting payment for it confirms by facsimile or tested SWIFT MT100 message to the Paying Agent the payment instructions relating to such payment. For the avoidance of doubt, the Paying Agent shall be held harmless and have no liability with respect to payments or disbursements to be made by the Paying Agent (i) for which payment instructions are not made or that are not otherwise deposited by the respective times set forth in this Section 2.04 and (ii) until it has confirmed receipt of funds sufficient to make the relevant payment; provided that to the extent that the Paying Agent has made a payment for which it did not receive in advance the full amount, the Company will reimburse the Paying Agent the full amount of any shortfall. A Paying Agent shall not be obliged to pay the Holders of the Notes (or make any other payment) unless and until such time as it has confirmed receipt of funds sufficient to make the relevant payment.

Section 2.05               Holder Lists.

The Registrar shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Paying Agent is not the Registrar, the Company shall furnish, or cause the Registrar to furnish, to the Paying Agent at least two Business Days before each Interest Payment Date and at such other times as the Trustee and Paying Agent may request in writing, a list in such form and as of such date as the Trustee and Paying Agent may reasonably require of the names and addresses of the Holders of Notes.

Section 2.06               Transfer and Exchange.

(a)                 Transfer and Exchange of Global Notes. Except as otherwise set forth in this Section 2.06, a Global Note may be transferred, in whole and not in part, by the Common Depositary to a nominee of the Common Depositary, by a nominee of the Common Depositary to the Common Depositary or to another nominee of the Common Depositary or by the Common Depositary or any such nominee to a successor Common Depositary or a nominee of such successor Common Depositary. A beneficial interest in a Global Note may not be exchanged for a Definitive Note unless (i) the Clearing System (x) notifies the Company that it is unwilling or unable to continue as a Clearing System for such Global Note and (y) a successor Clearing System is not appointed by the Company within 120 days after the date of such notice from the Common Depositary, (ii) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee and the Registrar; provided that in no event shall the Regulation S Temporary Global Note be exchanged by the Company for Definitive Notes prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) or (iii) there will have occurred and be continuing a Default or Event of Default with respect to the Notes and the Common Depositary requests the issuance of Definitive Notes. Upon the occurrence of any of the preceding events in (i), (ii) or (iii) above, Definitive Notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the applicable Clearing System (in accordance with its customary procedures). Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10, shall be authenticated and delivered in the form of, and shall be, a Global Note, except for Definitive Notes issued subsequent to any of the preceding events in (i), (ii) or (iii) above and pursuant to Section 2.06(c) or (e). A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a); provided, however, beneficial interests in a Global Note may be transferred and exchanged as provided in Sections 2.06(b), (c) and (i).

(b)                Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Common Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i)              Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Temporary Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

(ii)               All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i), the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Common Depositary in accordance with the Applicable Procedures directing the Common Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Common Depositary in accordance with the Applicable Procedures directing the Common Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Common Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above; provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(g).

(iii)               Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) and the Registrar receives the following:

(A)               if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; or

(B)               if the transferee will take delivery in the form of a beneficial interest in the Regulation S Temporary Global Note or the Regulation S Permanent Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; or

(C)               if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(iv)               Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any Holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) and:

(A)               the Registrar receives the following:

(1)                if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(2)                if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (A), if the Registrar or the Company so requests or if the Applicable Procedures so require an Opinion of Counsel in form reasonably acceptable to the Registrar or the Company, as applicable, to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act; or

(B)               such transfer is effected pursuant to an automatic exchange in accordance with Section 2.06(i) of this Indenture.

If any such transfer is effected pursuant to Section 2.06(b)(iv)(A) at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee (or Authentication Agent) shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to this Section 2.06(b)(iv).

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c)                 Transfer or Exchange of Beneficial Interests for Definitive Notes.

(i)                Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon the occurrence of any of the events in paragraph (i), (ii) or (iii) of Section 2.06(a) and receipt by the Registrar of the following documentation:

(A)               if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder substantially in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B)               if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(C)               if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (2) thereof;

(D)               if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)                if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate substantially in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(F)                if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G)               if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(c) thereof;

the Registrar shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g), and the Company shall execute and the Trustee (or Authentication Agent) shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the applicable principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Common Depositary and the Participant or Indirect Participant. The Trustee (or Authentication Agent) shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(ii)                Beneficial Interests in Regulation S Temporary Global Notes to Definitive Notes. Notwithstanding Sections 2.06(c)(i)(A) and (C), a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B), except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

(iii)                Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only upon the occurrence of any of the events in subsection (i), (ii) or (iii) of Section 2.06(a) and if:

(A)               the Registrar receives the following:

(1)                if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(2)                if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (A), if the Registrar or the Company so requests or if the Applicable Procedures so require an Opinion of Counsel in form reasonably acceptable to the Registrar or the Company, as applicable, to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act; or

(B)               such transfer is effected pursuant to an automatic exchange in accordance with Section 2.06(i) of this Indenture.

(iv)                Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon the occurrence of any of the events in subsection (i), (ii) or (iii) of Section 2.06(a) and satisfaction of the conditions set forth in Section 2.06(b)(ii), the Registrar shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g), and the Company shall execute and the Trustee (or Authentication Agent) shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the applicable principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from or through the Common Depositary and the Participant or Indirect Participant. The Trustee (or Authentication Agent) shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) shall not bear the Private Placement Legend.

(d)                Transfer and Exchange of Definitive Notes for Beneficial Interests.

(i)                Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A)               if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B)               if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(C)               if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (2) thereof;

(D)               if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)                if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate substantially in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(F)                if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G)               if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(c) thereof, the Registrar shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the applicable Restricted Global Note, in the case of clause (B) above, the applicable 144A Global Note and, in the case of clause (C) above, the applicable Regulation S Global Note, and in all other cases, the IAI Global Note.

(ii)                Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

(A)               the Registrar receives the following:

(1)                if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(2)                if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (A), if the Registrar or the Company so requests or if the Applicable Procedures so require an Opinion of Counsel in form reasonably acceptable to the Registrar or the Company, as applicable, to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act; or

(B)               such transfer is effected pursuant to an automatic exchange in accordance with Section 2.06(i) of this Indenture.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(ii), the Registrar shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(iii)                Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Registrar shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraph (ii)(A) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee (or Authentication Agent) shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e)                 Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e):

(i)              Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A)               if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B)               if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; or

(C)               if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications required by item (3) thereof, if applicable.

(ii)               Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

(A)               the Registrar receives the following:

(1)                if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(2)                if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (A), if the Registrar or the Company so requests an Opinion of Counsel in form reasonably acceptable to the Registrar or the Company, as applicable, to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act; or

(B)               such transfer is effected pursuant to an automatic exchange in accordance with Section 2.06(i) of this Indenture.

(iii)                Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f)                  Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture:

(i)              Private Placement Legend.

(A)               Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution therefor) shall bear the legend in substantially the following form:

“THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1) (a) TO A PERSON WHO IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (b) OUTSIDE THE UNITED STATES TO A NON-U.S. PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (c) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF APPLICABLE) OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR A SUBSIDIARY OF THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY.”

(B)               Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraph (b)(iv), (c)(iii), (c)(iv), (d)(ii), (d)(iii), (e)(ii) or (e)(iii) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

(ii)               Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE COMMON DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06(g) OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR COMMON DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE COMMON DEPOSITARY TO A NOMINEE OF THE COMMON DEPOSITARY OR BY A NOMINEE OF THE COMMON DEPOSITARY TO THE COMMON DEPOSITARY OR ANOTHER NOMINEE OF THE COMMON DEPOSITARY OR BY THE COMMON DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR COMMON DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR COMMON DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE COMMON DEPOSITARY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF THE COMMON DEPOSITARY OR A NOMINEE OF THE COMMON DEPOSITARY OR IN SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE COMMON DEPOSITARY (AND ANY PAYMENT IS MADE TO ITS NOMINEE OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE COMMON DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, A NOMINEE OF THE COMMON DEPOSITARY, HAS AN INTEREST HEREIN.”

(iii)               Regulation S Temporary Global Note Legend. Each Regulation S Temporary Global Note shall bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS A TEMPORARY GLOBAL NOTE FOR PURPOSES OF REGULATION S UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED. NEITHER THIS TEMPORARY GLOBAL NOTE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD OR DELIVERED, EXCEPT AS PERMITTED UNDER THE INDENTURE REFERRED TO BELOW.

NO BENEFICIAL OWNERS OF THIS TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE INDENTURE.”

(g)                Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Registrar in accordance with Section 2.11. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Registrar or by the Common Depositary at the direction of the Registrar to reflect such reduction. If the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Registrar or by the Common Depositary at the direction of the Registrar to reflect such increase.

(h)                General Provisions Relating to Transfers and Exchanges.

(i)                To permit registrations of transfers and exchanges, the Company shall execute and the Trustee (or Authentication Agent) shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 or at the Registrar’s request.

(ii)                No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company, Registrar and Trustee may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 4.07, 4.09 and 9.04).

(iii)                All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(iv)                Neither the Registrar nor the Company shall be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of mailing of notice of redemption of Notes for redemption and ending at the close of business on the day of such mailing, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a Record Date and the next succeeding Interest Payment Date.

(v)                Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of (and premium, if any) and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(vi)                Upon surrender for registration of transfer of any Note at the office or agency of the Company designated pursuant to Section 2.03, the Company shall execute, and the Trustee (or Authentication Agent) shall, upon receipt of an Authentication Order, authenticate and mail, in the name of the designated transferee or transferees, one or more replacement Notes of any authorized denomination or denominations of a like aggregate principal amount.

(vii)                At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination or denominations of a like aggregate principal amount upon surrender of the Notes to be exchanged at such office or agency. Whenever any Global Notes or Definitive Notes are so surrendered for exchange, the Company shall execute, and the Trustee (or Authentication Agent) shall, upon receipt of an Authentication Order, authenticate and mail, the replacement Global Notes and Definitive Notes which the Holder making the exchange is entitled to in accordance with the provisions of Section 2.06.

(viii)                All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

(ix)                None of the Trustee or any Agent shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including transfers between or among Participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(x)                The Trustee, in any of its capacities hereunder, shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in, any Clearing System or other Person with respect to the accuracy of the records of any Clearing System or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant member, beneficial owner or other Person (other than such Clearing System) of any notice (including any notice of redemption or purchase) or the payment of any amount or delivery of any Notes (or other security or property) under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Notes shall be given or made only to or upon the order of the registered Holders. The rights of beneficial owners in any Global Note shall be exercised only through the applicable Clearing System subject to the Applicable Procedures. The Trustee may rely and shall be fully protected in relying upon information furnished by the applicable Clearing System with respect to its members, participants and any beneficial owners. None of the Trustee or any Agent shall have any responsibility for any actions taken or not taken by any Clearing System.

(i)                  Automatic Exchange from Restricted Global Note to Unrestricted Global Note. At the option of the Company and upon compliance with the following procedures, beneficial interests in a Restricted Global Note shall be exchanged for beneficial interests in an Unrestricted Global Note. In order to effect such exchange, the Company shall provide written notice to the Trustee, the Registrar and the Company shall (i) direct the Common Depositary to transfer the specified amount of the outstanding beneficial interests in a particular Restricted Global Note to an Unrestricted Global Note and provide the Common Depositary with all such information as is necessary for the Common Depositary to appropriately credit and debit the relevant Holder accounts and (ii) provide prior written notice to all Holders of such exchange, which notice must include the date such exchange is proposed to occur, the Common Code number of the relevant Restricted Global Note and the Common Code number of the Unrestricted Global Note into which such Holders’ beneficial interests will be exchanged. As a condition to any such exchange pursuant to this Section 2.06(i), the Trustee and Registrar shall be entitled to receive from the Company, and rely upon conclusively without any liability, an Officer’s Certificate and an Opinion of Counsel to the effect that such transfer of beneficial interests to the Unrestricted Global Note shall be effected in compliance with the Securities Act and the terms and conditions of this Indenture. The Company may request from Holders such information it reasonably determines is required in order to be able to deliver such Officer’s Certificate and Opinion of Counsel. Upon such exchange of beneficial interests pursuant to this Section 2.06(i), the Registrar shall reflect on its books and records the date of such transfer and a decrease and increase, respectively, in the principal amount of the applicable Restricted Global Note and the Unrestricted Global Note, respectively, equal to the principal amount of beneficial interests transferred. Following any such transfer pursuant to this Section 2.06(i) of all of the beneficial interests in a Restricted Global Note, such Restricted Global Note shall be canceled.

(j)                  Exchange of Global Notes Upon Consummation of the Tack-On Notes Exchange. Notwithstanding the foregoing, upon or promptly following the release of the Escrow Property from the Escrow Account pursuant to Section 4(b) of the Escrow Agreement, the Notes will be mandatorily, automatically and irrevocably exchanged for an equal aggregate principal amount of Tack-On Notes and accrued interest thereon issued by Cogent Communications Group under the Existing Cogent Communications Group Euro Indenture (the “Tack-On Notes Exchange”). In order to effect the Tack-On Notes Exchange, Cogent Communications Group and the Company will, pursuant to the applicable procedures of the applicable Clearing System, provide written notice to the Trustee, the Registrar, the applicable Clearing System, and the Holders of the Notes specifying the date of the exchange (such date, the “Tack-On Notes Exchange Date”). Following the Tack-On Notes Exchange, the Company’s obligations under the Notes and this Indenture shall terminate in accordance with Section 8.03 of this Indenture.

Section 2.07               Replacement Notes.

If any mutilated Note is surrendered to the Trustee, the Registrar or the Company and the Trustee and Registrar receive evidence to their satisfaction of the ownership and destruction, loss or theft of any Note, the Company shall issue and the Trustee (or Authentication Agent), upon receipt of an Authentication Order, shall authenticate a replacement Note if the Registrar’s and the Trustee’s requirements are met. An indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee (with respect to the Trustee) and the Company (with respect to the Company) to protect the Company, the Trustee, any Agent and any authentication agent from any loss that any of them may suffer if a Note is replaced. The Company and/or the Trustee may charge for their expenses in replacing a Note.

Every replacement Note is a contractual obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08               Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee (or Authentication Agent) except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Registrar in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and Registrar receive proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

If the principal amount of any Note is considered paid under Section 4.01, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a Redemption Date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Upon the issuance of the Tack-On Notes in the Tack-On Notes Exchange, the Notes shall automatically and without any further action cease to be outstanding for all purposes under this Indenture and this Indenture shall automatically be satisfied and discharged.

Section 2.09               Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any request, demand, authorization, direction, notice, consent or waiver (other than in respect of any action pursuant to the second paragraph under Section 9.02, which requires the consent of each Holder of an affected Note), Notes owned by the Company, or by any Affiliate of the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to deliver any such direction, waiver or consent with respect to the Notes and that the pledgee is not the Company or any obligor upon the Notes or any Affiliate of the Company or of such other obligor.

Section 2.10               Temporary Notes.

Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee (or Authentication Agent), upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee (or Authentication Agent) shall authenticate definitive Notes in exchange for temporary Notes.

Holders of temporary Notes shall be entitled to all of the benefits accorded to Holders of Notes under this Indenture.

Section 2.11               Cancellation.

The Company at any time may deliver Notes to the Trustee or Registrar for cancellation. The Paying Agent shall forward to the Registrar any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee or, at the direction of the Trustee, the Registrar or the Paying Agent and no one else shall, at the written direction of the Company, cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of such canceled Notes in accordance with its customary procedures. Certification of the cancellation of all cancelled Notes shall be delivered to the Company upon written request. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee or Registrar for cancellation.

Upon the issuance of the Tack-On Notes in the Tack-On Notes Exchange, the Notes shall be cancelled without any further action by the Company.

Section 2.12               Defaulted Interest.

If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes. The Company shall notify the Trustee and Paying Agent in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment, and the Company shall deposit with the Paying Agent an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee and Paying Agent for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as provided in this Section 2.12. The Company shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Registrar in the name and at the expense of the Company) shall mail or cause to be mailed, first-class postage prepaid, to each Holder a notice (which shall be prepared by the Company) at his or her address as it appears in the Note Register that states the special record date, the related payment date and the amount of such interest to be paid.

Subject to the foregoing provisions of this Section 2.12 and for greater certainty, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

Section 2.13               ISIN and Common Code Numbers.

The Company in issuing the Notes may use ISIN and/or Common Code numbers (if then generally in use) and, if so, the Trustee and the Agents shall use ISIN and/or Common Code numbers, as they deem appropriate, in notices of redemption as a convenience to Holders; provided, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will as promptly as practicable notify the Trustee and the Agents in writing of any change in the ISIN or Common Code numbers.

ARTICLE 3

REDEMPTION

Section 3.01               Special Mandatory Redemption.

In the event that (a) the Tack-On Notes Exchange Date does not take place on or prior to the Outside Date or (b) at any time prior to the Outside Date, the Company notifies the Escrow Agent that the conditions to the Tack-On Notes Exchange cannot be satisfied on or prior to the Outside Date (any such event being a “Special Mandatory Redemption Event”), in each case, the Company shall notify the Trustee and Escrow Agent in writing (a “Special Redemption Notice”) that the Company will redeem all of the Notes (the “Special Mandatory Redemption”) at the Special Mandatory Redemption Price. The Special Redemption Notice shall specify that a Special Mandatory Redemption Event has occurred, calculations of the amounts for the Special Mandatory Redemption Price and other amounts due and the date fixed for such Special Mandatory Redemption (the “Special Mandatory Redemption Date”), which date shall be no later than the Outside Date (or otherwise in accordance with the applicable procedures of the applicable Clearing System). Any redemption made pursuant to this Section 3.01 shall be made pursuant to the procedures set forth in this Indenture and subject to the Escrow Agreement. The Company shall deliver the Special Redemption Notice to the Trustee and the Escrow Agent and to each Holder at such Holder's registered address (with a copy to the Trustee and Paying Agent) in accordance with the procedures of the applicable Clearing System no later than the Special Mandatory Redemption Date. At the Company’s request, the Paying Agent shall give the Special Redemption Notice in the name of the Company and at the Company’s expense.

Section 3.02               Partial Optional Redemption.

If at any time prior to the Tack-On Notes Exchange Date, the Company determines in its sole discretion that, upon consummation of the Tack-On Notes Exchange and the Refinancing Transaction, the “Consolidated Leverage Ratio” as calculated under the Existing Indentures would equal or exceed 5.00 to 1.00 on such date, the Company may redeem, immediately prior to the Tack-On Notes Exchange on the Tack-On Notes Exchange Date, the principal amount of the Notes necessary in order for the “Consolidated Leverage Ratio” as calculated under the Existing Indentures to not equal or exceed 5.00 to 1.00 on such date upon the consummation of the Tack-On Notes Exchange and the Refinancing Transaction (the “Partial Optional Redemption”) at the Partial Optional Redemption Price. The Company will provide notice (a “Partial Optional Redemption Notice”) to the Escrow Agent and the Trustee of the Partial Optional Redemption and such Partial Optional Redemption Notice will include the principal amount of the Notes to be redeemed and the price to be paid in the Partial Optional Redemption. Selection of the Notes to be redeemed in a Partial Optional Redemption will be made on a pro rata basis or as otherwise required by the procedures of the applicable Clearing System. The Company shall deliver the Partial Optional Redemption Notice to the Trustee and the Escrow Agent and to each Holder at such Holder's registered address (with a copy to the Trustee and Paying Agent) in accordance with the procedures of the applicable Clearing System no later than the date of the Partial Optional Redemption. At the Company’s request, the Paying Agent shall give the Partial Optional Redemption Notice in the name of the Company and at the Company’s expense.

Section 3.03               [Reserved].

Section 3.04               Effect of Notice of Special Mandatory Redemption or Partial Optional Redemption.

Once a Special Redemption Notice or Partial Optional Redemption Notice is sent in accordance with Section 3.01 or Section 3.02, as applicable, Notes called for redemption become irrevocably due and payable on the Special Mandatory Redemption Date or the date of the Partial Optional Redemption, as applicable, at the Special Mandatory Redemption Price or the Partial Optional Redemption Price, as applicable. The notice, if sent in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice or any defect in the notice to the Holder of any Note designated for Special Mandatory Redemption or Partial Optional Redemption, as applicable, in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note. Subject to Section 3.05, on and after the Special Mandatory Redemption Date or the date of the Partial Optional Redemption, as applicable, interest ceases to accrue on Notes or portions thereof called for redemption unless the Company defaults in the delivery of the applicable redemption payment.

Section 3.05               [Reserved].

Section 3.06               [Reserved].

Section 3.07               [Reserved].

Section 3.08               Mandatory Redemption; Open-Market Purchases.

Other than as set forth in Section 3.01, the Company will not be required to make any mandatory redemption or sinking fund payments with respect to the Notes. The Company or its Affiliates may at any time and from time to time purchase Notes or other Indebtedness of the Company or its Affiliates. Any such purchases may be made through open-market or privately negotiated transactions with third parties or pursuant to one or more tender or exchange offers or otherwise, upon such terms and at such prices, as well as with such consideration, as the Company or any such Affiliates may determine.

ARTICLE 4

COVENANTS

Section 4.01               Payment of Principal, Premium and Interest.

The Company shall duly and punctually pay the principal of, premium, if any, and interest on the Notes in accordance with the terms of the Notes and this Indenture, including pursuant to a Special Mandatory Redemption, if applicable. Principal, premium, if any, and interest will be considered paid on the date due if the Paying Agent, if other than the Company or an Affiliate thereof, holds as of 10:00 a.m. London Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest, if any, then due.

Section 4.02               Corporate Existence.

Subject to Article 5, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect the existence (corporate or otherwise) and related rights and franchises (charter and statutory) of the Company and each Subsidiary (if any); provided, however, that the Company shall not be required to preserve any such right or franchise or the existence (corporate or otherwise) of any such Subsidiary if the Board of Directors of the Company shall determine that the preservation thereof is no longer necessary or desirable in the conduct of the business of the Company and its Subsidiaries as a whole and that the loss thereof could not reasonably be expected to have a material adverse effect on the ability of the Company to perform its obligations hereunder; provided, further, however, that the foregoing shall not prohibit a sale, transfer or conveyance of a Subsidiary or any of its assets in compliance with the terms of this Indenture.

Section 4.03               [Reserved].

Section 4.04               [Reserved].

Section 4.05               [Reserved].

Section 4.06               [Reserved].

Section 4.07               Limitation on Sale of Assets.

(a)                 The Company will not, and will not permit any Subsidiary to, consummate an Asset Sale unless:

(1)                the Company (or the Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of; and

(2)                at least 75.0% of the consideration therefor received by the Company or such Subsidiary is in the form of:

(a)                 Cash Equivalents; provided that the amount of:

(i)       any liabilities (as shown on the Company’s or such Subsidiary’s balance sheet or in the notes thereto for the most recent period ended on or prior to such time in respect of which financial statements are internally available or, if incurred or accrued subsequent to the date of such balance sheet, such liabilities that would have been reflected on the Company’s or such Subsidiary’s balance sheet or in the notes thereto if such incurrence or accrual had taken place on or prior to the date of such balance sheet in the good faith determination of the Company or any direct or indirect parent of the Company) of the Company or such Subsidiary (other than liabilities that are by their terms subordinated to the Notes) that are extinguished in connection with the transactions relating to such Asset Sale, or that are assumed by the transferee of any such assets or Equity Interests, in each case, pursuant to an agreement that releases or indemnifies the Company or such Subsidiary, as the case may be, from further liability;

(ii)       any notes or other obligations or other securities or assets received by the Company or such Subsidiary from such transferee that are converted by the Company or such Subsidiary into Cash Equivalents, or by their terms are required to be satisfied for Cash Equivalents (to the extent of the Cash Equivalents received), in each case, within 90 days of the receipt thereof; and

(iii)       any Designated Non-cash Consideration received by the Company or any of its Subsidiaries in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this subclause (iii) that is at that time outstanding, not to exceed the greater of (x) $50.0 million and (y) 25.0% of Consolidated Cash Flow for the Reference Period, calculated at the time of the receipt of such Designated Non-cash Consideration (with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value); shall each be deemed to be Cash Equivalents for the purposes of this clause (a);

(b)                Replacement Assets; or

(c)                 any combination of the consideration specified in clauses (a) and (b) above.

(b)                Within 365 days after the receipt of any Net Available Cash by the Company or any Subsidiary from any Asset Sale, the Company or such Subsidiary may apply an amount equal to the Net Available Cash from such Asset Sale, as its option:

(i)              to invest in Replacement Assets (or, so long as a binding agreement with respect to the purchase of Replacement Assets is entered into within 365 days after the receipt of any Net Available Cash by the Company or any Subsidiary from any Asset Sale, 90 days after the end of such 365-day period);

(ii)               to make an offer (in accordance with the procedures set forth below for an Offer to Purchase) to all Holders to purchase at a purchase price equal to 100.0% of the principal amount thereof, plus accrued and unpaid interest, if any, the principal amount of Notes then outstanding); or

(iii)               any combination of the foregoing.

(c)                 The amount of such Net Available Cash required to be applied (or to be committed to be applied) during such 365-day period as set forth in Section 4.07(b) and not applied (or committed to be applied) as so required by the end of such period shall constitute “Excess Proceeds.” If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds totals at least the greater of (x) $30.0 million and (y) 15.0% of Consolidated Cash Flow for the Reference Period, the Company must commence, not later than the 15th Business Day of such month, and consummate an Offer to Purchase, from the Holders, the maximum principal amount of Notes that may be purchased out of the Excess Proceeds. The offer price in any such Offer to Purchase will be equal to 100.0% of the principal amount (or accreted value, if applicable) of the Notes, plus accrued and unpaid interest thereon to, but excluding, the date of purchase, subject to the rights of Holders of Notes on the relevant record date to receive interest on the relevant interest payment date falling prior to or on the repurchase date, and will be payable in cash. To the extent that any Excess Proceeds remain after consummation of an Offer to Purchase pursuant to this Section 4.07, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture, and those Excess Proceeds shall no longer constitute “Excess Proceeds.” If the aggregate principal amount of Notes tendered or otherwise surrendered by holders thereof exceeds the amount of Excess Proceeds, the Paying Agent or the Registrar shall select the Notes to be purchased in the manner described below in Section 4.07(e). Upon completion of any such Offer to Purchase, the amount of Net Available Cash and Excess Proceeds shall be reset at zero. The Company may satisfy the foregoing obligations with respect to any Asset Sale by making an Offer to Purchase at any time prior to the expiration of the 365-day reinvestment period.

(d)                Notwithstanding anything to the contrary set forth herein, to the extent that repatriation to the United States of any or all of the Net Available Cash of any Asset Sales by a Foreign Subsidiary (x) is prohibited or delayed by applicable local law or (y) would result in material adverse tax consequences as determined by the Company in its sole discretion, the portion of such Net Available Cash so affected will not be required to be applied in compliance with this covenant; provided that clause (x) above of this clause (d) shall apply to such amounts for so long, but only for so long, as the applicable local law will not permit repatriation to the United States (the Company hereby agreeing to use commercially reasonable efforts to cause the applicable Foreign Subsidiary to take all actions reasonably required by the applicable local law, applicable organizational impediments or other impediment to permit such repatriation), and if such repatriation of any of such affected Net Available Cash is permitted under the applicable local law and is not subject to clause (y) above of this clause (d), then such Net Available Cash will be applied (net of additional taxes that would be payable or reserved against as a result of repatriating such amounts) in compliance with this Section 4.07. The time periods set forth in this covenant shall not start until such time as the applicable Net Available Cash may be repatriated (whether or not such repatriation actually occurs).

(e)                 If more Notes are tendered pursuant to an Offer to Purchase than the Company is required to purchase, selection of such Notes for purchase will be made in compliance with the requirements of the securities exchange, if any, on which such Notes are listed (so long as the Paying Agent or the Registrar knows of such listing) or if such Notes are not listed, on a pro rata basis (with adjustments so that only Notes in denominations of the minimum denomination of €100,000 or integral multiples of €1,000 in excess thereof shall be purchased (or such lower denomination as may be permitted by the applicable Clearing System), by lot or by such other method as the Paying Agent or the Registrar shall deem fair and appropriate (and in such manner as complies with applicable legal requirements and, in the case of Global Notes, the procedures of the applicable Clearing System); provided, that the selection of Notes for purchase shall not result in a Holder with a principal amount of Notes less than the minimum denomination of €100,000 (or such lower denomination as may be permitted by the applicable Clearing System). No Note will be repurchased in part if less than the minimum denomination of such Note would be left outstanding.

(f)                  Neither the Paying Agent nor the Registrar shall be liable for any selections made by it in accordance with the preceding paragraphs.

(g)                Notwithstanding the foregoing, the Company shall not be permitted to directly or indirectly consummate an Asset Sale in respect of the Escrow Account or the Escrow Property.

Section 4.08               [Reserved].

Section 4.09               Purchase of Notes upon a Change of Control Triggering Event.

(a)                 Unless the Company has previously or concurrently delivered a redemption notice with respect to all the outstanding Notes as described in Section 3.01 or 3.02, as applicable (which may be conditioned on the consummation of such Change of Control Triggering Event), the Company must commence, prior to or within 30 days of the occurrence of a Change of Control Triggering Event, and consummate an Offer to Purchase for all Notes then outstanding, at a purchase price in cash equal to 101.0% of the aggregate principal amount of the Notes repurchased, plus accrued and unpaid interest thereon, to, but excluding, the date of repurchase, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date falling prior to or on the repurchase date. An Offer to Purchase may be made in advance of a Change of Control Triggering Event, and conditioned upon such Change of Control Triggering Event.

(b)                The Company will not be required to make an Offer to Purchase upon a Change of Control Triggering Event if a third party makes the Offer to Purchase in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to an Offer to Purchase made by the Company and purchases all Notes validly tendered and not validly withdrawn under such Offer to Purchase.

Section 4.10               [Reserved].

Section 4.11               [Reserved].

Section 4.12               [Reserved].

Section 4.13               Statement by Officers as to Default.

When any Default or Event of Default has occurred and is continuing, the Company shall deliver to the Trustee an Officer’s Certificate specifying such Default or Event of Default, within 30 days of an Officer of the Company becoming aware of the occurrence of such Default or Event of Default and specifying any actions being taken by the Company with respect thereto (unless such Default or Event of Default has been cured or waived within such 30-day time period).

Section 4.14               Payment of Additional Amounts.

The Company will, subject to the exceptions and limitations set forth below, pay as additional interest on the Notes such additional amounts (“Additional Amounts”) as are necessary in order that the net payment by the Company or the Paying Agent of any payments under the Notes to a holder who is not a United States person (as defined below), after withholding or deduction for any present or future tax, assessment or other governmental charge (“Tax”) imposed by the United States or a taxing authority in the United States, will not be less than the amount provided in the Notes to be then due and payable; provided, however, that the foregoing obligation to pay Additional Amounts shall not apply:

(a)       to any Tax that is imposed by reason of the holder (or the beneficial owner for whose benefit such holder holds the Notes), or a fiduciary, settlor, beneficiary, member or shareholder of the holder if the holder is an estate, trust, partnership or corporation, or a person holding a power over an estate or trust administered by a fiduciary holder, being considered as:

(1)          being or having been engaged in a trade or business in the United States or having or having had a permanent establishment in the United States;

(2)          having a current or former connection with the United States (other than a connection arising solely as a result of the ownership of the Notes, the receipt of any payment or the enforcement of any rights hereunder), including being or having been a citizen or resident of the United States;

(3)          being or having been a personal holding company, a passive foreign investment company or a controlled foreign corporation for U.S. federal income tax purposes or a corporation that has accumulated earnings to avoid U.S. federal income tax;

(4)          being or having been a “10-percent shareholder” of the Company as defined in Section 871(h)(3) of the Code;

(5)          being a controlled foreign corporation that is related to the Company within the meaning of Section 864(d)(4) of the Code; or

(6)          being a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business;

(b)       to any holder that is not the sole beneficial owner of the Notes, or a portion of the Notes, or that is a fiduciary, partnership or limited liability company, but only to the extent that a beneficial owner with respect to the holder, a beneficiary or settlor with respect to the fiduciary or a beneficial owner or member of the partnership or limited liability company would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment;

(c)       to any Tax that would not have been imposed but for the failure of the holder or the beneficial owner of the Notes to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of the Holder or beneficial owner of the Notes, if compliance is required by statute, by regulation of the United States or any taxing authority therein or by an applicable income tax treaty to which the United States is a party as a precondition to exemption from such Tax (including the requirement to provide Internal Revenue Service Forms W-8BEN, W-8BEN-E, W-8ECI, W-9 or any subsequent versions thereof or successor thereto, and any documentation requirement under an applicable income tax treaty), but only to the extent such holder or beneficial owner is legally eligible to do so;

(d)       to any Tax that is imposed otherwise than by withholding from the payment;

(e)       any U.S. federal backup withholding under Section 3406 of the Code, or any similar provision of state or local law;

(f)       to any estate, inheritance, gift, sales, excise, transfer, wealth, capital gains or personal property or similar Tax;

(g)       to any Tax required to be withheld by any Paying Agent from any payment of principal of or interest on any Note, if such payment can be made without such withholding by at least one other Paying Agent;

(h)       to any Tax that would not have been imposed but for the presentation by the Holder of any Note, where presentation is required, for payment on a date more than 30 days after the date on which payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

(i)       to any Tax imposed under Sections 1471 through 1474 of the Code (or any amended or successor provisions), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement implementing such sections of the Code; or

(j)       in the case of any combination of items (a) through (i) above.

The Notes are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable to the Notes. Except as specifically provided under this Section 4.14, the Company will not be required to make any payment for any Tax imposed by any government or a political subdivision or taxing authority of or in any government or political subdivision. As used under this Section 4.14, the term “United States” means the United States of America (including the states and the District of Columbia and any political subdivision thereof) and the term “United States person” means any individual who is a citizen or resident of the United States for U.S. federal income tax purposes, a corporation, partnership or other entity created or organized in or under the laws of the United States, any state of the United States or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations) or any estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Whenever in this Indenture there is mentioned, in any context: (a) the payment of principal (and premium, if any), (b) purchase prices in connection with a repurchase of Notes, (c) interest and additional interest, if any, or (d) any other amount payable on or with respect to any of the Notes, such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this Section 4.14 to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

Section 4.15               [Reserved].

Section 4.16               [Reserved].

Section 4.17               Activities of the Company Prior to the Tack-On Notes Exchange Date.

Prior to the Tack-On Notes Exchange Date, (A) the Company’s primary activities shall be restricted to (i) issuing the Notes, (ii) issuing Capital Stock to, and receiving capital contributions from, direct and indirect parent companies of the Company, (iii) performing its obligations in respect of the Notes under this Indenture and the Escrow Agreement, (iv) participating in the Tack-On Notes Exchange, the Special Mandatory Redemption, if applicable, and the Partial Optional Redemption, if applicable, and (v) conducting such other activities as are necessary, advisable or appropriate to carry out the activities described in clauses (i) through (iv) above or related to the transactions contemplated hereby, (B) the Company shall not own, hold or otherwise have any interest in any assets other than the Escrow Agreement and the Escrow Account, cash and cash equivalents, the Notes and this Indenture and (C) the Company shall not engage (and shall cause its Subsidiaries, if any, not to engage) in any activity or enter into any transaction or agreement (including, without limitation, making any Restricted Payment, Incurring any Indebtedness, Incurring any Liens except in favor of the Holders of the Notes, entering into any merger, consolidation or sale of all or substantially all of its assets (other than a merger into Cogent Communications Group in connection with the Tack-On Notes Exchange) or engaging in any transaction with its Affiliates) except in the ordinary course of business or as necessary, advisable or appropriate to effectuate the transactions contemplated in clauses (A) and (B) above, together with such amendments, modifications and waivers that are not, individually or in the aggregate, materially adverse to the Holders of the Notes..

ARTICLE 5

[RESERVED]

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01               Events of Default.

(a)                 Each of the following is an “Event of Default”:

(1)                default for 30 days in the payment when due of interest on the Notes;

(2)                default in payment (whether at maturity, upon acceleration or otherwise) of (x) the principal of, or premium, if any, on the Notes when due, (y) the Special Mandatory Redemption Price on the Special Mandatory Redemption Date or (z) the Partial Optional Redemption Price on the date of the Partial Optional Redemption;

(3)                failure by the Company or any Subsidiary for 60 days after written notice by the Trustee or Holders representing 25.0% or more of the aggregate principal amount of Notes outstanding to comply with any of the other agreements in this Indenture;

(4)                default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness by the Company or any Significant Subsidiary (or the payment of which is Guaranteed by the Company or any Subsidiary) (other than Indebtedness owing to the Company or a Subsidiary) whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, if that default:

(a)                 is caused by a failure to make any payment within any applicable grace period when due at the final maturity of such Indebtedness (a “Payment Default”); or

(b)                results in the acceleration of such Indebtedness prior to its express maturity;

and, in each case, the amount of any such Indebtedness, together with the amount of any other such Indebtedness that is then subject to a Payment Default or the maturity of which has been so accelerated, aggregates to an amount equal to or greater than the greater of (x) $40.0 million and (y) 20.0% of Consolidated Cash Flow for the Reference Period;

(5)                failure by the Company or any Significant Subsidiary to pay final and non-appealable judgments (to the extent such judgments are not paid or covered by insurance provided by a reputable and solvent carrier) aggregating in excess of the greater of (x) $40.0 million and (y) 20.0% of Consolidated Cash Flow for the Reference Period, which judgments are not paid, discharged or stayed for a period of 60 days;

(6)                [reserved];

(7)                there shall have been the entry of a decree or order that remains unstayed and in effect for 60 consecutive days by a court of competent jurisdiction under any applicable Bankruptcy Code (a) for relief in an involuntary case or proceeding in respect of the Company, any Significant Subsidiary or any group of Subsidiaries that collectively (as of the latest audited consolidated financial statements for the Company and its Subsidiaries) would constitute a Significant Subsidiary, (b) adjudging the Company, any Significant Subsidiary or any group of Subsidiaries that collectively (as of the latest audited consolidated financial statements for the Company) would constitute a Significant Subsidiary bankrupt or insolvent or (c) appointing a custodian of the Company, any Significant Subsidiary or any group of Subsidiaries that collectively (as of the latest audited consolidated financial statements for the Company) would constitute a Significant Subsidiary or of substantially all of the assets of the Company or such Significant Subsidiary, or ordering the winding up or liquidation of their affairs; or

(8)                the Company, any Significant Subsidiary or any group of Subsidiaries that collectively (as of the latest audited consolidated financial statements for the Company) would constitute a Significant Subsidiary (a) commences a voluntary case or proceeding in respect of the Company, such Significant Subsidiary or such group of Subsidiaries under any applicable Bankruptcy Code or any other case or proceeding to be adjudicated bankrupt or insolvent, (b) consents to the entry of a decree or order for debt relief in respect of the Company, such Significant Subsidiary or such group of Subsidiaries in an involuntary case or proceeding under any applicable Bankruptcy Code or to the commencement of any bankruptcy or insolvency case or proceeding against it, (c) consents to the filing of such petition for the appointment of, or taking possession by, a custodian of the Company, such Significant Subsidiary or such group of Subsidiaries or of substantially all of the assets of the Company or such Significant Subsidiary, (d) makes a general assignment for the benefit of creditors or (e) admits in writing its inability to pay its debts generally as they become due.

(b)                In the event of any Event of Default specified in Section 6.01(a)(4), such Event of Default and all consequences thereof will be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders of the Notes, if prior to 30 days after such Event of Default arose, the Company delivers an Officer’s Certificate to the Trustee stating that (x) the Indebtedness or Guarantee that is the basis for such Event of Default has been discharged, (y) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or (z) the default that is the basis for such Event of Default has been cured.

Section 6.02               Acceleration.

If an Event of Default (other than as specified in Section 6.01(a)(7) or (8)) shall occur and be continuing with respect to this Indenture, the Trustee or the Holders of at least 25.0% in aggregate principal amount of the then-outstanding Notes may declare all unpaid principal of, premium, if any, and accrued interest on all Notes to be due and payable immediately by notice in writing to the Company (with a copy to the Trustee if notice is provided by the Holders of the Notes) specifying the Event of Default. If an Event of Default specified in Section 6.01(a)(7) or (8) occurs and is continuing, then all outstanding Notes shall become due and payable immediately in an amount equal to the principal amount of the Notes, together with accrued and unpaid interest, if any, to the date the Notes become due and payable, without any declaration or other act on the part of the Trustee or any Holder.

Section 6.03               Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes, this Indenture or the Escrow Agreement.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04               Waiver of Past Defaults.

The Holders of a majority in aggregate principal amount of the then-outstanding Notes by written notice to the Trustee may, on behalf of the Holders of all of the Notes, waive, rescind or cancel any existing Default or Event of Default and its consequences hereunder if such waiver, rescission or cancellation would not conflict with any judgment or decree, except a continuing Default or Event of Default in the payment of principal of, premium, if any, or interest, if any, on the Notes; provided, however, that the Holders of a majority in aggregate principal amount of the then-outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, rescission or cancellation of a Default or Event of Default, any such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 6.05               Control by Majority.

Subject to the provision of an indemnity satisfactory to the Trustee, the Holders of a majority in aggregate principal amount of the then-outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any right, power or remedy available to the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee’s personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Notes not joining in the giving of such direction, and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Notes (it being understood that the Trustee shall have no duty to determine whether such action is prejudicial to the minority).

Section 6.06               Limitation on Suits.

Subject to Section 6.07, a Holder may not pursue any remedy with respect to this Indenture or the Notes unless: (1) the Holder gives the Trustee written notice of a continuing Event of Default; (2) the Holders of at least 25.0% in aggregate principal amount of outstanding Notes make a written request to the Trustee to pursue the remedy; (3) such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any costs, liability, loss or expense; (4) the Trustee does not comply with the request within 60 days after receipt of the request and the provision of indemnity; and (5) during such 60-day period, the Holders of a majority in aggregate principal amount of the then-outstanding Notes do not give the Trustee a written direction that is inconsistent with the request.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain preference or priority over another Holder of a Note.

Section 6.07               Rights of Holders of Notes to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08               Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(a)(1) or (2) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the compensation, reasonable expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09               Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceedings or any other proceedings, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies hereunder of the Trustee and the Holders shall continue as though no such proceeding has been instituted.

Section 6.10               Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.07, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.11               Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 6.12               Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, reasonable expenses, disbursements and advances of the Trustee, its agents and counsel), the Paying Agent, the Registrar and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to participate as a member in any official committee of creditors appointed in such matter and to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee, the Paying Agent and the Registrar any amount due to them for the reasonable compensation, expenses, disbursements and advances of the Trustee, the Paying Agent and the Registrar, their agents and counsel, and any other amounts due the Trustee, the Paying Agent and the Registrar under Section 7.07. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, the Paying Agent and the Registrar, their agents and counsel, and any other amounts due the Trustee, the Paying Agent and the Registrar under Section 7.07 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.13               Priorities.

If the Trustee collects any money or property pursuant to this Article 6 (including upon exercise of any remedies in respect of the Escrow Property), it shall pay out the money or property in the following order:

(i)              to the Trustee, Paying Agent and Registrar, their agents and attorneys for amounts due under Section 7.07, including payment of all compensation, expenses, fees, costs and liabilities incurred, and all advances made, by the Trustee, Paying Agent or Registrar and the costs and expenses of collection;

(ii)               to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

(iii)               to the Company or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.13.

Section 6.14               Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.14 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 or a suit by Holders of more than 10.0% in principal amount of the then-outstanding Notes.

ARTICLE 7

TRUSTEE

Section 7.01               Duties of Trustee.

(a)                 If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)                Except during the continuance of an Event of Default:

(i)              the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)               in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the form requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)                 The Trustee may not be relieved from liabilities for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct, except that:

(i)              this paragraph does not limit the effect of paragraph (b) above of this Section 7.01;

(ii)               the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved in a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts; and

(iii)               the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d)                Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (e) of this Section 7.01 and Section 7.02(f).

(e)                 The Trustee shall be under no obligation to exercise any of its rights or powers under this Indenture at the request or direction of any of the Holders of the Notes unless the Holders have offered to the Trustee indemnity or security satisfactory to it against any loss, liability or expense.

(f)                  Neither the Trustee nor the Paying Agent shall be liable for interest on any money received by it except as the Trustee or the Paying Agent may agree in writing with the Company. Money held in trust by the Trustee and money held by the Paying Agent need not be segregated from other funds except to the extent required by law.

Section 7.02               Rights of Trustee.

(a)                 The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(b)                Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)                 The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

(d)                The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e)                 Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

(f)                  None of the provisions of this Indenture shall require the Trustee to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if an indemnity satisfactory to it against such risk or liability is not assured to it.

(g)                The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

(h)                In no event shall the Trustee be responsible or liable for special, indirect, punitive, or consequential loss or damage of any kind whatsoever (including loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(i)                  The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent (including the Agents), custodian and other Person employed to act hereunder. Absent willful misconduct or gross negligence, no Agent shall be liable for acting in good faith on instructions believed by it to be genuine and from the proper party. In addition, the Trustee shall have no liability or responsibility for any action or inaction of the Escrow Agent or its appointment under the Escrow Agreement.

(j)                  The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(k)                The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

(l)                  The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered and, if requested, provided to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(m)               The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty unless so specified herein.

Section 7.03               Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Section 7.10.

Section 7.04               Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture.

Section 7.05               Notice of Defaults.

If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default within 90 days after it occurs. Except in the case of a Default relating to the payment of principal, premium, if any, or interest on any Note, the Trustee may withhold from the Holders notice of any continuing Default if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes. The Trustee shall not be deemed to know of any Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is such a Default is received by the Trustee at the Corporate Trust Office of the Trustee. The receipt of reports, information and documents delivered to the Trustee pursuant to Section 4.13 shall not constitute actual knowledge or the receipt of written notice of any Default on the part of the Trustee.

Section 7.06               Agents.

Any Agent may resign and be discharged from its duties under this Indenture at any time by giving 30 days’ prior written notice of such resignation to the Trustee and the Company. The Holders of a majority in aggregate principal amount of the then-outstanding Notes may remove any Agent by so notifying such Agent with 30 days’ prior written notice. The Trustee or the Company may remove any Agent at any time by giving prior written notice to any Agent. Upon such notice, a successor Agent shall be appointed by the Company, who shall provide written notice of such to the Trustee. Such successor Agent shall become the Agent hereunder upon the resignation or removal date specified in such notice. If the Company has failed to appoint a successor Agent within 30 days of receiving the written notice of resignation from the Agent, the Agent may select a leading bank approved by the Trustee to act as Agent hereunder and the Company shall appoint that bank as the successor Agent. If the Company is unable to replace the resigning Agent within 30 days after such notice, the Agent shall deliver any funds then held hereunder in its possession to the Trustee (or such entity designated by the Trustee) or may apply to a court of competent jurisdiction for the appointment of a successor Agent or for other appropriate relief. Upon receipt of the identity of the successor Agent, the Agent shall deliver any funds then held hereunder to the successor Agent, less the Agent’s fees, costs and expenses or other obligations owed to the Agent. Upon its resignation and delivery of any funds, the Agent shall be discharged of and from any and all further obligations arising in connection with this Indenture, but shall continue to enjoy the benefit of Section 7.07.

Each Agent shall be entitled to all of the rights, privileges, immunities and indemnities granted to the Trustee under this Indenture.

The duties of each Agent will be determined solely by the express provisions of this Indenture and such Agent need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against any Agent. In the absence of bad faith on its part, each Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to such Agent and conforming to the requirements of this Indenture.

Section 7.07               Compensation and Indemnity.

The Company shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder as the parties shall agree in writing from time to time. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

The Company shall indemnify the Trustee for, and hold the Trustee harmless against, any and all loss, damage, claims, liability or expense (including attorneys’ fees and expenses) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder (including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) or defending itself against any claim whether asserted by any Holder, the Company, or liability in connection with the acceptance, exercise or performance of any of its powers or duties hereunder). The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct or gross negligence.

The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee.

Notwithstanding anything contrary herein, to secure the payment obligations of the Company in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(a)(7) or (8) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Code.

Section 7.08               Replacement of Trustee.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08. The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in aggregate principal amount of the then-outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing with 30 days’ prior written notice. The Company may remove the Trustee if:

(a)                 the Trustee fails to comply with Section 7.10;

(b)                the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Code;

(c)                 a custodian or public officer takes charge of the Trustee or its property; or

(d)                the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the Company’s expense), the Company or the Holders of at least 10.0% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

As used in this Section 7.08 (except with respect to the first paragraph), the term “Trustee” shall also include each Agent, as applicable.

Section 7.09               Successor Trustee by Merger, Etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

Section 7.10               Eligibility; Disqualification.

There shall at all times be a Trustee hereunder that is a corporation or national banking association organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

ARTICLE 8

ESCROW

Section 8.01               Escrow Account.

Notwithstanding anything in this Indenture to the contrary, on the Issue Date, concurrently with the issuance of the Notes, the Company will enter into the Escrow Agreement with Cogent Holdco, the Trustee and the Escrow Agent, pursuant to which the Initial Purchaser will deposit an amount in cash equal to the gross proceeds of the offering of the Notes into the Escrow Account. The Company will grant the Trustee, for the benefit of the holders of the Notes, a first-priority security interest in the Escrow Account and the Escrow Property and all deposits and investments therein, including the Escrow Property, to secure the Obligations under the Notes pending disbursement in accordance with the terms of the Escrow Agreement

Section 8.02               Release of Escrow Property.

The Escrow Property will be released in accordance with the terms of the Escrow Agreement.

Section 8.03               Consummation of the Refinancing Transactions.

Upon the consummation of the Refinancing Transaction and the Tack-On Notes Exchange, all of the Company’s Obligations under the Notes and this Indenture shall be terminated.

Section 8.04               Release of Liens.

The Escrow Property may be released from the Lien and security interest created by the Escrow Agreement to secure the Obligations under the Notes at any time or from time to time in accordance with the provisions of the Escrow Agreement or as provided hereby. The Escrow Property and the Escrow Account shall be automatically released from the Lien and security interest securing the Obligations under any of the following circumstances: (1) under any applicable circumstance as provided in the Escrow Agreement; (2) pursuant to any amendment or waiver in accordance with Article 9; or (3) if all Obligations under this Indenture, the Notes and the Escrow Agreement have been paid in full in cash or immediately available funds.

Section 8.05               Escrow Authorization.

Each Holder, by its acceptance of Note, (i) consents and agrees to the terms of the Escrow Agreement, including documents related thereto, as the same may be in effect or may be amended from time to time in writing by the parties thereto (provided that no amendment that would materially adversely affect the rights of the Holders may be effected without the consent of the Holders of a majority of the aggregate principal amount of the Notes then outstanding; provided further that to the extent such provisions relate to the Company's obligation to redeem the Notes in a Special Mandatory Redemption on the Outside Date or the Special Mandatory Redemption Date at the Special Mandatory Redemption Price, no provisions of the Escrow Agreement may be waived or modified in any manner materially adverse to the Holders without the written of each Holder of an outstanding Note affected), and (ii) authorizes and directs the Trustee to enter into the Escrow Agreement and to perform its obligations and exercise its rights thereunder in accordance therewith. The Company shall do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Escrow Agreement, to assure and confirm to the Trustee the security interest contemplated by the Escrow Agreement or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured pursuant to the Escrow Agreement, according to the intent and purpose expressed in the Escrow Agreement. The Company shall take, or shall cause to be taken, any and all actions reasonably required to cause the creation and maintenance of, as security for the obligations of the Company under this Indenture and the Notes as provided in the Escrow Agreement, valid and enforceable first-priority perfected Liens in and on all of the Escrow Property, in favor of the Trustee for its benefit and for the benefit of the Holders, superior to and prior to the rights of third Persons and subject to no other Liens. The Trustee shall have no duty to file any financing or continuation statements or otherwise take any actions to perfect the Lien granted under the Escrow Agreement. For the avoidance of doubt, upon any termination of the Escrow Agreement in accordance with its terms, the Trustee hereby authorizes the Company to take all steps reasonably necessary to terminate any financing statements that have not been terminated pursuant to the Escrow Agreement or this Section 8.05 at the Company’s expense, and the Trustee shall execute such other documents without recourse, representation or warranty of any kind, and at the Company’s sole cost and expense, as the Company may reasonably request in writing to evidence or confirm the termination of such security interest.

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01               Without Consent of Holders of Notes.

Notwithstanding Section 9.02, the Company and the Trustee and the Escrow Agent, as applicable, may amend or supplement this Indenture, the Escrow Agreement or the Notes without the consent of any Holder:

(1)                to cure any ambiguity, omission, mistake, defect or inconsistency;

(2)                to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code);

(3)                to facilitate the consummation of the Tack-On Notes Exchange, including, for the avoidance of doubt, in connection with the assumption by Cogent Communications Group of the Company’s Obligations under the Notes and this Indenture;

(4)                to make any change that would not materially adversely affect the legal or contractual rights under this Indenture of any such Holder;

(5)                to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power conferred upon the Company;

(6)                [reserved];

(7)                to evidence and provide for the acceptance of appointment by a successor Trustee;

(8)                to conform this Indenture, the Notes or the Escrow Agreement to any provision of the “Description of Temporary Notes” section of the Offering Memorandum to the extent such provision is intended to be a verbatim recitation thereof;

(9)                to secure the Notes;

(10)             to comply with any requirement of the SEC in connection with any qualification of this Indenture under the U.S. Trust Indenture Act of 1939, as amended; or

(11)             to make any amendment to the provisions of this Indenture relating to the transfer and legending of the Notes as permitted by this Indenture, including, without limitation, to facilitate the issuance and administration of the Notes; provided, however, that (i) compliance with this Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer Notes.

Section 9.02               With Consent of Holders of Notes.

Except as provided below in this Section 9.02, the Company, the Trustee and the Escrow Agent (as applicable) may amend or supplement this Indenture, the Notes and the Escrow Agreement with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and, subject to Sections 6.04 and 6.07, any existing or past Default or Event of Default or compliance with any provision of this Indenture or the Notes, may be waived with the consent of the Holders of a majority in aggregate principal amount of the then-outstanding Notes, other than the Notes beneficially owned by the Company or its Affiliates (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes). Section 2.08 and Section 2.09 shall determine which Notes are considered to be “outstanding” for the purposes of this Section 9.02.

Without the consent of each Holder of an outstanding Note affected (including Notes beneficially owned by the Company or its Affiliates), an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(1)                reduce the percentage or amount of the aggregate principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(2)                change the Stated Maturity of the principal of any Note, or change the date on which any installment of interest is due or scheduled to be paid on, any Note;

(3)                reduce the principal amount of, or premium, if any, or interest on, any Note;

(4)                change the Special Mandatory Redemption Date, the Outside Date, the Special Mandatory Redemption Price, date of the Partial Optional Redemption or Partial Optional Redemption Price, as applicable, of the Notes from those stated under Section 3.01 or Section 3.02 (other than, in each case, any change to the notice periods with respect to such redemption);

(5)                waive a Default or Event of Default in the payment of principal of, or interest or premium on, the Notes (except, upon a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes, a waiver of a nonpayment default and a waiver of the payment default that resulted from such acceleration);

(6)                make any Note payable in money other than euros;

(7)                make any change in the amendment and waiver provisions of this Indenture that requires each Holder’s consent;

(8)                [reserved];

(9)                impair the right to institute suit for the enforcement of any payment on or with respect to the Notes; and

(10)             amend, change or modify the obligation of the Company to make and consummate an Offer to Purchase with respect to any Asset Sale in accordance with the covenant described above under Section 4.07 after the obligation to make such Offer to Purchase has arisen, or the obligation of the Company to make and consummate an Offer to Purchase in the event of a Change of Control in accordance with the covenant described above under Section 4.09 after such Change of Control has occurred, including, in each case, amending, changing or modifying any definition relating thereto.

It is not necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of such amendment, supplement or waiver.

For the avoidance of doubt, the provisions hereunder with respect to the Company’s obligation to make an offer to repurchase the Notes as a result of a Change of Control Triggering Event, including the definition of “Change of Control,” or an Asset Sale may be waived or modified at any time (including after a Change of Control) with the written consent of the Holders of a majority in aggregate principal amount of the Notes then-outstanding.

For the avoidance of doubt, no amendment to, or waiver or deletion of, any of the covenants in Article 4 (other than Section 4.01 and Section 4.14) shall be deemed to impair or affect any rights of Holders of Notes to institute suit for the enforcement of any payment on or with respect to, or to receive payment of principal of or interest on, the Notes.

No provisions of the Escrow Agreement (including, without limitation, those relating to the release of the Escrow Property) may be amended or waived in a manner that would materially adversely affect the Holders of the Notes (as determined in good faith by the Company) without the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. No provisions of this Indenture with respect to the Company’s obligations to redeem the Notes through a Special Mandatory Redemption on the Outside Date or the Special Mandatory Redemption Date may be amended or waived in a manner that would materially adversely affect the Holders of the Notes without the consent of each Holder of an outstanding Note affected.

Section 9.03               Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder; provided that any amendment or waiver that requires the consent of each affected Holder shall not become effective with respect to any non-consenting Holder.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement or waiver, whether or not such Persons continue to be Holders after such record date.

Section 9.04               Notation on or Exchange of Notes.

The Trustee (or Authentication Agent) at the request of the Company may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee (or Authentication Agent) shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.05               Trustee to Sign Amendments, Etc.

The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article 9 if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment, supplement or waiver until the Board of Directors approves it. In executing any amendment, supplement or waiver, the Trustee shall receive and (subject to Section 7.01) shall be fully protected in conclusively relying upon, in addition to the documents required by Section 12.02, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amendment, supplement or waiver is authorized or permitted by this Indenture and that such amendment, supplement or waiver is the legal, valid and binding obligation of the Company, enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof.

ARTICLE 10

[RESERVED]

ARTICLE 11

SATISFACTION AND DISCHARGE

Section 11.01            Satisfaction and Discharge.

This Indenture shall be discharged and shall cease to be of further effect as to all outstanding Notes and any collateral then securing the Notes shall be released when:

(1)                either:

(a)                 all of the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee or Registrar for cancellation; or

(b)                all of the Notes not previously delivered to the Registrar for cancellation (i) have become due and payable, (ii) will become due and payable at their Stated Maturity within one year or (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee and Paying Agent for the giving of notice of redemption by the Paying Agent in the name, and at the expense, of the Company, and the Company has irrevocably deposited or caused to be deposited with the Trustee or Paying Agent (or such other entity directed, designated or appointed by the Company and reasonably acceptable to the Trustee, acting for the Trustee or Paying Agent for this purpose in accordance with this Article 11) funds in an amount of money or Government Securities sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Registrar for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit together with irrevocable instructions from the Company directing the Paying Agent to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(2)                the Company has paid all other sums payable under this Indenture; and

(3)                the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, if money shall have been deposited with the Trustee or Paying Agent (or such other entity) pursuant to clause (1)(b) of this Section 11.01, the provisions of Section 11.02 shall survive.

If requested in writing by the Company to the Paying Agent (which request may be included in the applicable notice of redemption or pursuant to the above referenced Officer’s Certificate) no later than five Business Days prior to such distribution, the Trustee or Paying Agent shall distribute to the Holders any amounts deposited with it prior to the Stated Maturity or the redemption date, as the case may be. For the avoidance of doubt, the distribution and payment to Holders prior to the Stated Maturity or redemption date as set forth above shall not include any negative interest, present value adjustment, break cost or any additional premium on such amounts. To the extent the Notes are represented by a Global Note deposited with a depositary for a clearing system, any payment to the beneficial holders holding interests as a participant of such clearing system shall be subject to the then-applicable procedures of the clearing system.

Notwithstanding the foregoing, this Indenture shall be discharged and shall cease to be of further effect as to all outstanding Notes and any collateral then securing the Notes shall be released upon the consummation of the Tack-On Notes Exchange.

Section 11.02            Application of Trust Money.

All money or Government Securities deposited with the Trustee or Paying Agent (or such other entity directed, designated or appointed by the Company and reasonably acceptable to the Trustee, acting for the Trustee or Paying Agent for this purpose in accordance with this Article 11) pursuant to Section 11.01 shall be held and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as acceptable to the Trustee, to the Persons entitled thereto, of the principal, premium, if any, and interest for whose payment such money has been deposited with the Trustee or Paying Agent (or such other entity); but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent (or such other entity directed, designated or appointed by the Company and reasonably acceptable to the Trustee, acting for the Trustee or Paying Agent for this purpose in accordance with this Article 11) is unable to apply any money or Government Securities in accordance with Section 11.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01; provided that if the Company has made any payment of principal of or interest on any Notes because of the reinstatement of their obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent (or such other entity).

ARTICLE 12

MISCELLANEOUS

Section 12.01            Notices.

Any notice or communication by the Company, the Trustee or any Agent to the others is duly given if in writing in English and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), facsimile or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Company:

Cogent Communications Finance, Inc.
1015 31st Street, N.W.
Washington, D.C. 20007
United States
Facsimile: (202) 338-8789
Attention: John Chang

If to the Trustee:

Wilmington Trust, National Association
246 Goose Lane, Suite 105
Guilford, CT 06437
United States
Facsimile: (203) 453-1183
Attention: Cogent Administrator

If to the Paying Agent:

Deutsche Bank AG, London Branch
Winchester House

1 Great Winchester Street

London EC2N 2DB

United Kingdom

Facsimile: +44 (207) 547-6149

Email: TSS-GDS.EUR@db.com

Attention: Corporate Trust IDAS

If to the Registrar or Authentication Agent:

Deutsche Bank Trust Company Americas
60 Wall Street, 24th Floor

Mail Stop: NYC60-2409

New York, New York 10005

Facsimile: (732) 578-4593

Attention: Account Manager – Cogent Communications Finance, Inc. – SF2282

The Company, the Trustee or any Agent, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five calendar days after being deposited in the mail, postage prepaid, if mailed by first-class mail; when receipt acknowledged, if faxed; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder shall be mailed by first-class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. So long as the Notes are registered in the name of the Common Depositary, any notices to be provided to the Holders may be provided by electronic means in accordance with the operational procedures of the applicable Clearing System.

If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event (including any notice of redemption or purchase) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Clearing System for such Note (or its designee) pursuant to the standing instructions from such Clearing System.

Section 12.02            Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee the following (except that no Opinion of Counsel will be required in connection with the original issuance of the Notes on the date hereof):

(a)                 an Officer’s Certificate in form reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.03) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(b)                an Opinion of Counsel in form reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.03) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 12.03            Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture and shall include:

(a)                 a statement that the Person making such certificate or opinion has read such covenant or condition;

(b)                a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)                 a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with (and, in the case of an Opinion of Counsel, may be limited to reliance on an Officer’s Certificate as to matters of fact); and

(d)                a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Section 12.04            Rules by Trustee, Paying Agent and Registrar.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.05            No Personal Liability of Directors, Officers, Employees and Stockholders.

No director, officer, employee, incorporator, stockholder, member, manager or partner of the Company, any Subsidiary or any direct or indirect parent of the Company, as such, will have any liability for any obligations of the Company under the Notes or this Indenture, or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of Notes, by accepting a Note, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Section 12.06            Governing Law; Waiver of Jury Trial; Jurisdiction.

THIS INDENTURE AND THE NOTES WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

The Company irrevocably consents and agrees, for the benefit of the Holders from time to time of the Notes and the Trustee, that any legal action, suit or proceeding against it with respect to obligations, liabilities or any other matter arising out of or in connection with this Indenture or the Notes may be brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and, until amounts due and to become due in respect of the Notes have been paid, hereby irrevocably consents and submits to the non-exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any action, suit or proceeding for itself in respect of its properties, assets and revenues.

Section 12.07            Force Majeure.

In no event shall the Trustee, Paying Agent or Registrar be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services.

Section 12.08            Successors.

All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee, Paying Agent and Registrar in this Indenture shall bind their respective successors.

Section 12.09            Severability.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.10            Counterpart Originals.

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Delivery of an executed counterpart of a signature page to this Indenture by facsimile, email or other electronic means shall be effective as delivery of a manually executed counterpart of this Indenture.

Section 12.11            Table of Contents, Headings, Etc.

The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 12.12            USA Patriot Act.

The parties hereto acknowledge that in accordance with Section 326 of the USA Patriot Act the Trustee, Paying Agent and Registrar, like all financial institutions and in order to help fight the funding of terrorism and money laundering, are required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account. The parties to this agreement agree that they will provide the Trustee, Paying Agent and Registrar with such information as they may request in order to satisfy the requirements of the USA Patriot Act.

Section 12.13            Days Other than Business Days.

If a payment date is not a Business Day, payment shall be made on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period. If a regular Record Date is not a Business Day, the Record Date shall not be affected.

Section 12.14            Judgment Currency.

Any payment on account of an amount that is payable in euros (the “Required Currency”), which is made to or for the account of any holder of the Notes or the Trustee in lawful currency of any other jurisdiction (the “Judgment Currency”), whether as a result of any judgment or order or the enforcement thereof or the liquidation of the Company, shall constitute a discharge of the Company’s obligation under this Indenture and the Notes only to the extent of the amount of the Required Currency with such Holder or the Trustee, as the case may be, could purchase in the London foreign exchange markets with the amount of the Judgment Currency in accordance with normal banking procedures at the rate of exchange prevailing on the first Business Day following receipt of the payment in the Judgment Currency. If the amount of the Required Currency that could be so purchased is less than the amount of the Required Currency originally due to such Holder or the Trustee, as the case may be, the Company shall indemnify and hold harmless the Holder or the Trustee, as the case may be, from and against all loss or damage arising out of, or as a result of, such deficiency. This indemnity shall constitute an obligation separate and independent from the other obligations contained in this Indenture or the Notes, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by any Holder or the Trustee from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder or under any judgment or order.

[Signature Pages Follow]

COGENT COMMUNICATIONS FINANCE, INC.

By:	/s/ David Schaeffer
	Name:	David Schaeffer
	Title:	President and Chief Executive Officer

[Cogent - Signature Page to Indenture]

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:	/s/Joseph P. O’Donnell
	Name:	Joseph P. O’Donnell
	Title:	Vice President

DEUTSCHE BANK, LONDON BRANCH, as Paying Agent

By:	/s/ David Contino
	Name:	David Contino
	Title:	Director

By:	/s/ Tom Speer
	Name:	Tom Speer
	Title:	Attorney

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Registrar and Authentication Agent

By:	/s/ Jacqueline Bartnick
	Name:	Jacqueline Bartnick
	Title:	Director

By:	/s/ Heather Agagnina
	Name:	Heather Agagnina
	Title:	Vice President

[Cogent - Signature Page to Indenture]

59

EXHIBIT A

[FORM OF FACE OF NOTE]

[Insert Regulation S Temporary Global Note Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the Global Note Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable, pursuant to the provisions of the Indenture]

COMMON CODE [                ]
ISIN [                ]1

4.375% Senior Notes due 2024

No. ___	[€______________]

COGENT COMMUNICATIONS FINANCE, INC.

promises to pay to __________ or registered assigns, the principal sum [set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto] [of ________________________ euros] on June 30, 2024.

Interest Payment Dates: June 30 and December 30

Record Dates: June 15 and December 15

[1]	Rule 144A Note Common Code:	217906750
Rule 144A Note ISIN:	XS2179067504
Regulation S Note Common Code:	217906725
Regulation S Note ISIN:	XS2179067256

IN WITNESS HEREOF, the Company has caused this instrument to be duly executed.

COGENT COMMUNICATIONS FINANCE, INC.

By:
Name:
Title:

This is one of the Notes referred to in the within-mentioned Indenture.

Dated: June 3, 2020

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Authentication Agent

By:
Authorized Signatory

[FORM OF REVERSE SIDE OF NOTE]

4.375% Senior Notes due 2024

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below, unless otherwise indicated.

1.       Interest. Cogent Communications Finance, Inc., a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Note at 4.375% per annum from December 30, 2019 until maturity. The Company will pay interest semi-annually in arrears on June 30 and December 30 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from December 30, 2019; provided that the first Interest Payment Date shall be June 30, 2020. The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Code) on overdue principal and premium, if any, at the interest rate on the Notes to the extent lawful; they shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Code) on overdue installments of interest (without regard to any applicable grace periods) at the interest rate on the Notes to the extent lawful. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

2.       Method of Payment. The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the June 15 or December 15 (whether or not a Business Day), as the case may be, immediately preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. If a Holder has given wire transfer instructions to the Company or the Paying Agent at least ten Business Days prior to the applicable payment date, the Company will pay the Paying Agent all principal of and premium, if any, and interest on that Holder’s Notes in accordance with those instructions. All other payments on Notes will be made at the office or agency of the Paying Agent and Registrar unless the Company elects to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders; provided that all payments of principal, premium, if any, and interest, with respect to the Global Notes registered in the name of or held by the Common Depositary or its nominee will be made by wire transfer of immediately available funds to the account specified by the Common Depositary.

3.       Paying Agent and Registrar. Initially, Deutsche Bank AG, London Branch will act as Paying Agent and Deutsche Bank Trust Company Americas will act as Registrar. The Company may change any Paying Agent or Registrar without notice to the Holders. The Company or any of their Subsidiaries may act in any such capacity.

4.       Indenture. The Company issued the Notes under an Indenture, dated as of June 3, 2020 (the “Indenture”), among the Company, Wilmington Trust, National Association, as trustee, Deutsche Bank AG, London Branch, as paying agent, and Deutsche Bank Trust Company Americas, as registrar and authentication agent. This Note is one of a duly authorized issue of notes of the Company designated as its 4.375% Senior Notes due 2024. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are senior obligations of the Company, secured by a first-priority security interest in the Escrow Property.

5.       Special Mandatory Redemption.

In the event that (a) the Tack-On Notes Exchange Date does not take place on or prior to the Outside Date or (b) at any time prior to the Outside Date, the Company notifies the Escrow Agent that the conditions to the Tack-On Notes Exchange cannot be satisfied on or prior to the Outside Date (any such event being a “Special Mandatory Redemption Event”), in each case, the Company shall notify the Trustee and Escrow Agent in writing (a “Special Redemption Notice”) that the Company will redeem all of the Notes (the “Special Mandatory Redemption”) at the Special Mandatory Redemption Price. The Special Redemption Notice shall specify that a Special Mandatory Redemption Event has occurred, the calculations of the amounts for the Special Mandatory Redemption Price and other amounts due and the Special Mandatory Redemption Date, which date shall be no later than the Outside Date (or otherwise in accordance with the applicable procedures of the applicable Clearing System).

6.       Partial Optional Redemption.

If at any time prior to the Tack-On Notes Exchange Date, the Company determines in its sole discretion that, upon consummation of the Tack-On Notes Exchange and the Refinancing Transaction, the “Consolidated Leverage Ratio,” as calculated under the Existing Indentures would equal or exceed 5.00 to 1.00 on such date, the Company may redeem, immediately prior to the Tack-On Notes Exchange on the Tack-On Notes Exchange Date, the principal amount of the Notes necessary in order for the “Consolidated Leverage Ratio” as calculated under the Existing Indentures to not equal or exceed 5.00 to 1.00 on such date upon the consummation of the Tack-On Notes Exchange and the Refinancing Transaction (the “Partial Optional Redemption”) at the Partial Optional Redemption Price. The Company will provide notice (a “Partial Optional Redemption Notice”) to the Escrow Agent and the Trustee of the Partial Optional Redemption and such Partial Optional Redemption Notice will include the principal amount of the Notes to be redeemed and the price to be paid in the Partial Optional Redemption. Selection of the Notes to be redeemed will be made on a pro rata basis or as otherwise required by the procedures of the applicable Clearing System.

7.       Mandatory Redemption. Other than the Special Mandatory Redemption, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes except as set forth above.

8.       Notice of Redemption. Notice of the Special Mandatory Redemption and any Partial Optional Redemption shall be delivered in accordance with the provisions of the Indenture.

9.       Offers to Repurchase.

(a)       Unless the Company has previously or concurrently delivered a redemption notice with respect to all the outstanding Notes as described in Section 3.01 or 3.02 of the Indenture, as applicable (which may be conditioned on the consummation of such Change of Control Triggering Event), the Company must commence, prior to or within 30 days of the occurrence of a Change of Control Triggering Event, and consummate an Offer to Purchase for all Notes then outstanding, at a purchase price in cash equal to 101.0% of the aggregate principal amount of the Notes repurchased, plus accrued and unpaid interest thereon, to, but excluding, the date of repurchase, subject to the rights of Holders of Notes, on the relevant record date to receive interest due on the relevant interest payment date falling prior to or on the repurchase date. An Offer to Purchase may be made in advance of a Change of Control Triggering Event, and conditioned upon such Change of Control Triggering Event. The Change of Control offer shall be made in accordance with Section 4.09 of the Indenture.

(b)       Under certain circumstances described in the Indenture, the Company will be required to apply the proceeds of Asset Sales to the repayment of the Notes. The offer shall be made in accordance with Section 4.07 of the Indenture.

10.       Escrow Property. From the Issue Date until the Tack-On Notes Exchange Date, the Notes will be secured by security interests in the Escrow Property in accordance with the Indenture and pursuant to the Escrow Agreement (but subject to the terms and conditions of the Escrow Agreement).

11.       Consummation of Tack-On Notes Exchange. Upon the consummation of the Tack-On Notes Exchange, all of the Company’s obligations under the Notes and the Indenture shall be automatically terminated.

12.       Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of €100,000 and integral multiples of €1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and/or the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Notes or portion of Notes selected for redemption, except for the unredeemed portion of any Notes being redeemed in part. Also, Neither the Registrar nor the Company shall be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of mailing of notice of redemption of Notes for redemption and ending at the close of business on the day of such mailing, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a Record Date and the next succeeding Interest Payment Date.

13.       Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

14.       Amendment, Supplement and Waiver. The Indenture, the Escrow Agreement and the Notes may be amended or supplemented as provided in the Indenture.

15.       Defaults and Remedies. The Events of Default relating to the Notes are defined in Section 6.01 of the Indenture. If an Event of Default (other than as specified in Section 6.01(a)(7) or (8) of the Indenture) shall occur and be continuing with respect to this Indenture, the Trustee or the Holders of at least 25.0% in aggregate principal amount of the then-outstanding Notes may declare all unpaid principal of, premium, if any, and accrued interest on all Notes to be due and payable immediately by notice in writing to the Company (with a copy to the Trustee if notice is provided by the Holders of the Notes) specifying the Event of Default. If an Event of Default specified in Section 6.01(a)(7) or (8) of the Indenture occurs and is continuing, then all outstanding Notes shall become due and payable immediately in an amount equal to the principal amount of the Notes, together with accrued and unpaid interest, if any, to the date the Notes become due and payable, without any declaration or other act on the part of the Trustee or any Holder. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then-outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. Except in the case of a Default relating to the payment of principal, premium, if any, or interest on any Note, the Trustee may withhold from the Holders notice of any continuing Default if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes. The Holders of a majority in aggregate principal amount of the then-outstanding Notes by written notice to the Trustee may, on behalf of the Holders of all of the Notes, waive, rescind or cancel any existing Default or Event of Default and its consequences hereunder if such waiver, rescission or cancellation would not conflict with any judgment or decree, except a continuing Default or Event of Default in the payment of principal of, premium, if any, or interest, if any, on the Notes; provided, however, that the Holders of a majority in aggregate principal amount of the then-outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. The Company is required within 30 days after an Officer of the Company becomes aware of any Default or Event of Default, to deliver to the Trustee an Officer’s Certificate specifying such Default or Event of Default (unless such Default or Event of Default has been cured or waived within such 30-day time period) and any actions being taken by the Company with respect thereto.

16.       Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

17.       No Recourse Against Others. No director, officer, employee, incorporator, stockholder, member, manager or partner of the Company, any Subsidiary or any direct or indirect parent of the Company, as such, will have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

18.       Authentication. This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee or an authentication agent (including the Authentication Agent).

19.       Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

20.       GOVERNING LAW. THE INDENTURE AND THE NOTES WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

21.       WAIVER OF JURY TRIAL. EACH OF THE PARTIES TO THE INDENTURE IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED THEREBY.

22.       Common Code/ISIN Numbers. The Company have caused Common Code/ISIN numbers to be printed on the Notes and the Trustee and any Agent may use Common Code/ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to the Company at the following address:

Cogent Communications Finance, Inc.
1015 31st Street, N.W.
Washington, D.C. 20007
Facsimile: (202) 338-8789
Attention: John Chang

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:

(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                                                                                                                                                                             to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.07 or 4.09 of the Indenture, check the appropriate box below:

☐ Section 4.07                      ☐ Section 4.09

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.07 or Section 4.09 of the Indenture, state the amount you elect to have purchased:

€_______________

Date: _______________________

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*: ________________________________________

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The initial outstanding principal amount of this Global Note is €__________. The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Note	Amount of Increase in Principal Amount of this Global Note	Principal Amount of this Global Note Following such Decrease or Increase	Signature of Authorized Signatory of Trustee, Agent or Common Depositary

*	This schedule should be included only if the Note is issued in global form.

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

Cogent Communications Finance, Inc.
1015 31st Street, N.W.
Washington, D.C. 20007
United States
Facsimile: (202) 338-8789
Attention: John Chang

Wilmington Trust, National Association,
as Trustee

246 Goose Lane, Suite 105

Guilford, CT 06437
United States
Facsimile: (203) 453-1183
Attention: Cogent Administrator

Deutsche Bank Trust Company Americas

60 Wall Street, 24th Floor

Mail Stop: NYC60-2409

New York, New York 10005

Facsimile: (732) 578-4593

Attention: Account Manager – Cogent Communications Finance, Inc. – SF2282

Re:	Cogent Communications Finance, Inc. 4.375% Senior Notes due 2024

Reference is hereby made to the indenture, dated as of June 3, 2020 (the “Indenture”), among Cogent Communications Finance, Inc., Wilmington Trust, National Association, as trustee, Deutsche Bank AG, London Branch, as paying agent, and Deutsche Bank Trust Company Americas, as registrar (the “Registrar”) and authentication agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of €                     in such Note[s] or interests (the “Transfer”), to                      (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. ☐ CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE 144A GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

2. ☐ CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE REGULATION S TEMPORARY GLOBAL NOTE, THE REGULATION S PERMANENT GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b), (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Temporary Global Note, the Regulation S Permanent Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

3. ☐ CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN A GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a) ☐ such Transfer is being effected pursuant to and in accordance with Rule 144;

or

(b) ☐ such Transfer is being effected to the Company or a subsidiary thereof;

or

(c) ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

4. ☐ Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Note or a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)        ☐ such Transfer is being effected pursuant to and in accordance with Rule 144;

or

(b)        ☐ such Transfer is being effected to the Company or a subsidiary thereof;

or

(c)        ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

or

(d)        ☐ such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Restricted Definitive Notes and in the Indenture and the Securities Act.

5. ☐ CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.

(a) ☐ CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 to a Person who is not an affiliate (as defined in Rule 144) of the Company under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b) ☐ CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 to a Person who is not an affiliate (as defined in Rule 144) of the Company and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c) ☐ CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 to a Person who is not an affiliate (as defined in Rule 144) of the Company and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

6. ☐ CHECK IF TRANSFEROR IS AN AFFILIATE OF THE COMPANY.

7. ☐ CHECK IF TRANSFEREE IS AN AFFILIATE OF THE COMPANY.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the Registrar.

[Insert Name of Transferor]

By:
Name:
Title:

Dated: _______________________

ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)	☐ a beneficial interest in the:

(i)	☐ 144A Global Note (Common Code [ ] ), or

(ii)	☐ Regulation S Global Note (Common Code [ ] ), or

(iii)	☐ IAI Global Note (Common Code [ ] ), or

(b)	☐ a Restricted Definitive Note.

2.	After the Transfer the Transferee will hold:

[CHECK ONE]

(a)	☐ a beneficial interest in the:

(i)	☐ 144A Global Note (Common Code [ ] ), or

(ii)	☐ Regulation S Global Note (Common Code [ ] ), or

(iii)	☐ IAI Global Note (Common Code [ ] ), or

(iv)	☐ Unrestricted Global Note (Common Code [ ] ), or

(b)	☐ a Restricted Definitive Note; or

(c)	☐ an Unrestricted Definitive Note, in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

Cogent Communications Finance, Inc.
1015 31st Street, N.W.
Washington, D.C. 20007
United States
Facsimile: (202) 338-8789
Attention: John Chang

Wilmington Trust, National Association,
as Trustee

246 Goose Lane, Suite 105

Guilford, CT 06437
United States

Facsimile: (203) 453-1183
Attention: Cogent Administrator

Deutsche Bank Trust Company Americas

60 Wall Street, 24th Floor

Mail Stop: NYC60-2409

New York, New York 10005

Facsimile: (732) 578-4593

Attention: Account Manager – Cogent Communications Finance, Inc. – SF2282

Re:	Cogent Communications Finance, Inc. 4.375% Senior Notes due 2024

(Common Code [         ])

Reference is hereby made to the indenture, dated as of June 3, 2020 (the “Indenture”), among Cogent Communications Finance, Inc., Wilmington Trust, National Association, as trustee, Deutsche Bank AG, London Branch, as paying agent, and Deutsche Bank Trust Company Americas, as registrar (the “Registrar”) and authentication agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

___________ (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of €__________ in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

(1) EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE.

(a) ☐ CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act, (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States and (v) the Owner is not an affiliate (as defined in Rule 144) of the Company.

(b) ☐ CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act, (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States and (v) the Owner is not an affiliate (as defined in Rule 144) of the Company.

(c) ☐ CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act, (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States and (v) the Owner is not an affiliate (as defined in Rule 144) of the Company.

(d) ☐ CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act, (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States and (v) the Owner is not an affiliate (as defined in Rule 144) of the Company.

(2) EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES.

(a) ☐ CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b) ☐ CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] [ ] 144A Global Note [ ] Regulation S Global Note [ ] IAI Global Note, with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

(3) ☐ CHECK IF OWNER IS AN AFFILIATE OF THE COMPANY.

(4) ☐ CHECK IF OWNER IS EXCHANGING THIS NOTE IN CONNECTION WITH AN EXPECTED TRANSFER TO AN AFFILIATE OF THE COMPANY.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the Registrar.

[Insert Name of Transferor]

By:
Name:
Title:

Dated: _______________________

EXHIBIT D

FORM OF CERTIFICATE FROM
ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Cogent Communications Finance, Inc.
1015 31st Street, N.W.
Washington, D.C. 20007
United States
Facsimile: (202) 338-8789
Attention: John Chang

Wilmington Trust, National Association,
as Trustee

246 Goose Lane, Suite 105

Guilford, CT 06437
United States
Facsimile: (203) 453-1183
Attention: Cogent Administrator

Deutsche Bank Trust Company Americas

60 Wall Street, 24th Floor

Mail Stop: NYC60-2409

New York, New York 10005

Facsimile: (732) 578-4593

Attention: Account Manager – Cogent Communications Finance, Inc. – SF2282

Re: Cogent Communications Finance, Inc. 4.375% Senior Notes due 2024

Reference is hereby made to the indenture, dated as of June 3, 2020 (the “Indenture”), among Cogent Communications Finance, Inc., as issuer (the “Company”), Wilmington Trust, National Association, as trustee, Deutsche Bank AG, London Branch, as paying agent, and Deutsche Bank Trust Company Americas, as registrar and authentication agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of $____________ aggregate principal amount of:

(a) ☐ a beneficial interest in a Global Note, or

(b) ☐ a Definitive Note;

we confirm that:

1.       We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).

2.       We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes, at the time of transfer of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144 or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

D-1

3.       We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

4.       We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

5.       We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Accredited Investor]

By:
Name:
Title:

Dated: ______________________

D-2